Exhibit 10.1


                                                                 Execution Copy




                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                                   CHARTERMAC,

                            CHARTER MAC CORPORATION,

                             CM ARCAP INVESTORS LLC,

                 THE COMMON MEMBERS LISTED ON SCHEDULE I HERETO,

               THE PREFERRED MEMBERS LISTED ON SCHEDULE I HERETO,

                             ARCAP INVESTORS, L.L.C.

                                ARCAP REIT, INC.

                                       AND

                        AI SELLERS REPRESENTATIVE, L.L.C.













                                 August 15, 2006

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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made this 15th day of August, 2006, by and among the members of ARCap Investors, L.L.C., a Delaware limited liability company ("ARCap"), listed as the Common Members on
Schedule I hereto (the "Common Members"), the members of ARCap listed as the Preferred Members on Schedule I hereto (the "Preferred Members" and together with the Common Members, collectively, "ARCap Sellers" and, each, an "ARCap Seller"), ARCap REIT, Inc., a Delaware corporation ("ARCap REIT" and together with ARCap Sellers, collectively, "Sellers" and, each, a "Seller"), as sellers, AI Sellers Representative, L.L.C., a Delaware limited liability company ("AISR"), as sellers' representative (AISR acting in such capacity or such other Person as may succeed AISR in such capacity being referred to herein as "Sellers Representative"), ARCap, CharterMac, a Delaware statutory trust, ("CharterMac"), Charter Mac Corporation, a Delaware corporation and a wholly owned subsidiary of CharterMac ("Purchaser 1"), and CM ARCap Investors LLC, a Delaware limited liability company and a wholly owned subsidiary of CharterMac ("Purchaser 2" and together with Purchaser 1, collectively, "Purchasers" and, each a "Purchaser"), as purchasers.

                                    RECITALS

         THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

         A. ARCap Sellers own certain of the Common Units and Series A Preferred Units of ARCap, in the respective amounts set forth in Schedule I attached hereto (collectively, the "Seller Units");

         B. CharterMac owns certain of the Common Units and Series A Preferred Units of ARCap, in the amounts set forth in Schedule II attached hereto (collectively, the "CharterMac Units");

         C. Prior to the Closing Date (as defined below), CharterMac shall transfer the CharterMac Units to Purchaser 2 in accordance with the terms and conditions of the LLC Agreement;

         D. ARCap owns all of the issued and outstanding class A common stock of ARCap REIT, and ARCap REIT owns all of the issued and outstanding capital stock of ARCap Servicing, Inc. ("ASI"), ARCap Finance Corporation ("AFC"), ARCap 2004-RR3 Resecuritization, Inc. ("RR3") and ARCap 2005-RR5 Resecuritization, Inc. ("RR5" and, together with RR3, ASI, AFC, ARCap and ARCap REIT, the "Companies," individually, a "Company");

         E. Upon the terms and subject to the conditions contained in this Agreement, Purchaser 1 desires to acquire from ARCap REIT the ASI Stock, and ARCap REIT desires to sell to Purchaser 1 the ASI Stock; and


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         F.     Upon the terms and subject to the conditions contained in this
Agreement, Purchaser 2 desires to acquire from ARCap Sellers the Seller Units, and each ARCap Seller desires to sell to Purchaser 2 such ARCap Seller's Seller Units.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                       CERTAIN DEFINITIONS; INTERPRETATION

          1.1 Certain defined terms.
              ---------------------

                     (a) For purposes of this Agreement, the following terms shall have the following meanings:

                        (i) "Advisory Committee" shall have meaning specified in
Section 7.15(a) of this Agreement.

                        (ii) "Affiliate" of a Person means a Person that Controls, is Controlled by, or is under common Control with, the first mentioned Person.

                        (iii) "AFC" shall have the meaning specified in the recitals to this Agreement.

                        (iv) "Agreement" shall have the meaning specified in the introductory paragraph to this Agreement.

                        (v) "AISR" shall have the meaning specified in the introductory paragraph to this Agreement.

                        (vi) "AMAC" means American Mortgage Acceptance Company, a Massachusetts business trust.

                        (vii) "Amended LLC Agreement" means the Second Amended and Restated Limited Liability Agreement of ARCap, attached hereto as Exhibit M.

                        (viii) "ARCap" shall have the meaning specified in the introductory paragraph to this Agreement.

                        (ix) "ARCap Closing Certificate" means a certificate required to be provided by ARCap, ARCap REIT or ARCap Sellers pursuant to Sections 2.3(a)(v), 2.3(a)(vi), 2.3(b)(i)(4), 2.3(c)(iii), 2.3(c)(iv),
2.3(d)(ii) or 2.3(d)(iii) of this Agreement.


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                        (x) "ARCap REIT" shall have the meaning specified in the
introductory paragraph to this Agreement.

                        (xi) "ARCap Sellers" shall have the meaning specified in the introductory paragraph to this Agreement.

                        (xii) "ARCap Transaction Costs" means all costs and expenses incurred by ARCap or any of its Subsidiaries or Affiliates in connection with the negotiation and consummation of the transactions contemplated by this Agreement, including all legal, accounting, advisory and banking fees, as evidenced by a certificate delivered by the chief financial officer of ARCap to Purchaser 2.

                        (xiii) "ARESS" shall have the meaning specified in the definition of "Fund Entities".

                        (xiv) "ASI" shall have the meaning specified in the recitals to this Agreement.

                        (xv) "ASI Distribution" shall have meaning specified in
Section 2.1(a)(iii) of this Agreement.

                        (xvi) "ASI Stock" shall have the meaning specified in
Section 5.4 of this Agreement.

                        (xvii) "Audited Balance Sheets" shall have meaning specified in Section 4.5(a) of this Agreement.

                        (xviii) "Audited Financial Statements" shall have the meaning specified in Section 4.5(a) of this Agreement.

                        (xix) "Balance Sheets" shall have the meaning specified in Section 4.5(d) of this Agreement.

                        (xx) "Basic Purchase Price" shall have the meaning specified in Section 2.1(a) of this Agreement.

                        (xxi) "Bonus Plans" means the following bonus plans of ARCap REIT: ARCap Annual Senior Management Incentive Bonus Compensation Plan and ARCap Annual Incentive Bonus Compensation Plan.

                        (xxii) "Carryover Returns" shall have the meaning specified in Section 9.1 of this Agreement.

                        (xxiii) "Cash Consideration" shall have the meaning specified in Section 2.1(a)(v) of this Agreement.


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                        (xxiv) "Cash Units" means the Seller Units owned by
certain ARCap Sellers in the respective amounts for such ARCap Sellers as set forth in Schedule III attached hereto.

                        (xxv) "CharterMac" shall have the meaning specified in the introductory paragraph to this Agreement.

                        (xxvi) "CharterMac Balance Sheet" shall have the meaning specified in Section 6.10 of this Agreement.

                        (xxvii) "CharterMac Balance Sheet Date" shall have the meaning specified in Section 6.11 of this Agreement.

                        (xxviii) "CharterMac Closing Certificate" means a certificate required to be provided by CharterMac or either Purchaser pursuant to Sections 2.3(e)(i), 2.3(f)(i) or 2.3(g)(i) of this Agreement.

                        (xxix) "CharterMac Financial Statements" shall have the meaning specified in Section 6.9(b) of this Agreement.

                        (xxx) "CharterMac SEC Documents" shall have the meaning specified in Section 6.9(a) of this Agreement.

                        (xxxi) "CharterMac Units" shall have the meaning specified in the recitals to this Agreement.

                        (xxxii) "Claim" means a claim for indemnity for Damages made by any Sellers Indemnitee or Purchasers Indemnitee.

                        (xxxiii) "Closing" shall have the meaning specified in
Section 2.2 of this Agreement.

                        (xxxiv) "Closing Balance Sheet" shall have the meaning specified in Section 2.4(a) of this Agreement.

                        (xxxv) "Closing Date" shall have the meaning specified in Section 2.2 of this Agreement.

                        (xxxvi) "Closing Working Capital Amount" shall have the meaning specified in Section 2.4(a) of this Agreement.

                        (xxxvii) "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                        (xxxviii) "Common Members" shall have the meaning specified in the introductory paragraph to this Agreement.


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                        (xxxix) "Common Unit" means a "Common Unit" of ARCap as
defined in the LLC Agreement.

                        (xl) "Companies" shall have the meaning specified in the recitals to this Agreement.

                        (xli) "Confidentiality Agreement" shall have the meaning specified in Section 7.4 of this Agreement.

                        (xlii) "Continuing Employees" shall have the meaning specified in Section 7.10(b) of this Agreement.

                        (xliii) "Contract" means any written, oral, implied or other contract, agreement, mortgage, deed of trust, lease, sublease, offer to lease, agreement to lease, sales order, purchase order, indenture, note, bond, loan, instrument, license, permit, franchise, commitment or other, instrument, arrangement or agreement that is binding on any Person or any part of its property under applicable Law.

                        (xliv) "Control" (including the terms "Controlled by" and "under common Control with") means the possession, direct or indirect, through one or more intermediaries, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

                        (xlv) "Cotton Promissory Note" means that certain Revolving Credit Promissory Note, dated as of June 28, 2004, by and between Leonard W. Cotton and ARCap REIT.

                        (xlvi) "Damages" shall include any actual loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation and defense) or expense of any nature.

                        (xlvii) "D&O/E&O Insurance" shall have the meaning specified in Section 7.11(c) of this Agreement.

                        (xlviii) "Disclosure Schedule" means Schedule VII attached hereto, dated as of the date hereof, and forming a part of this Agreement, which Disclosure Schedule shall (i) consist of items of disclosure categorized by sections, and (ii) provide information, or otherwise qualify, the representations and warranties set forth in this Agreement.

                        (xlix) "Dispute" shall have the meaning specified in
Section 12.8(a) of this Agreement.

                        (l) "DOJ" shall have the meaning specified in Section 7.2(a) of this Agreement.


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                        (li) "Duggins Promissory Note" means that certain
Revolving Credit Promissory Note, dated as of June 28, 2004, by and between James L. Duggins and ARCap REIT.

                        (lii) "Effective Time" shall have the meaning specified in Section 2.2 of this Agreement.

                        (liii) "Employment Agreements" shall have the meaning specified in Section 2.3(a)(ii) of this Agreement.

                        (liv) "Encumbrance" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement, option, right of first refusal, easement, encroachment, indenture, right of way, deed of trust, lease, security agreement or restriction of any kind, excluding licenses of Intellectual Property.

                        (lv) "Environmental Claims" means any claim, cause of action, or notice by any Person alleging potential liability arising out of, based on or resulting from (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                        (lvi) "Environmental Laws" means all federal, interstate, state, local and foreign Laws relating to pollution or protection of human health, safety, or the environment, including Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                        (lvii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                        (lviii) "ERISA Affiliate" means any Person that is (or at any relevant time was) treated as a single employer with ARCap or any of its Subsidiaries under Section 414 of the Code or Section 4001 of ERISA.

                        (lix) "Escrow Account" means the escrow account in which the Escrow Amount shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

                        (lx) "Escrow Agent" means LaSalle Bank National Association.

                        (lxi) "Escrow Agreement" shall have the meaning specified in Section 2.1(b) of this Agreement.


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                        (lxii) "Escrow Amount" shall have the meaning specified
in Section 2.1(b)(iii) of this Agreement.

                        (lxiii) "Escrow Shares" shall have the meaning specified in Section 2.1(b)(iii) of this Agreement.

                        (lxiv) "Exchange Rights Agreement" means the Exchange Rights Agreement substantially in the form attached hereto as Exhibit P.

                        (lxv) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                        (lxvi) "Exchange Units" means the Seller Units owned by certain ARCap Sellers in the respective amounts for such ARCap Sellers as set forth in Schedule IV attached hereto.

                        (lxvii) "Final Fund Documents" means, with respect to each Fund Entity, the final, executed transaction documents related thereto as identified with respect to such Fund Entity on Schedule VIII.

                        (lxviii) "Financial Statements" shall have the meaning specified in Section 4.5(d) of this Agreement.

                        (lxix) "FTC" shall have the meaning specified in Section 7.2(a) of this Agreement.

                        (lxx) "Fund Entities" means, collectively, ARCap High Yield CMBS Fund, L.L.C., ARCap Diversified Risk CMBS Fund, L.L.C., ARCap CMBS Fund REIT, Inc., ARCap High Yield CMBS Fund II, L.L.C., ARCap Diversified Risk CMBS Fund II, L.L.C., ARCap CMBS Fund II REIT, Inc. and ARCap Real Estate Special Situations Mortgage Fund, L.L.C. ("ARESS").

                        (lxxi) "Fund Entity Reports" shall have the meaning specified in Section 4.21(a) of this Agreement.

                        (lxxii) "Fund PPMs" means, collectively, ARCap High Yield CMBS Fund, L.L.C. Private Placement Memorandum, ARCap High Yield CMBS Fund II, L.L.C. Private Placement Memorandum, ARCap Diversified Risk CMBS Fund II, L.L.C. Private Placement Memorandum and ARCap Real Estate Special Situations Mortgage Fund, L.L.C. Private Placement Memorandum, together, in each case, with any supplements thereto.

                        (lxxiii) "Fund Reporting Entities" means, collectively, ARCap High Yield CMBS Fund, L.L.C., ARCap Diversified Risk CMBS Fund, L.L.C., ARCap High Yield CMBS Fund II, L.L.C. and ARCap Diversified Risk CMBS Fund II, L.L.C.


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                        (lxxiv) "Fund Reporting Entities Audited Balance Sheets"
shall have the meaning specified in Section 4.5(c) of this Agreement.

                        (lxxv) "Fund Reporting Entities Audited Financial Statements" shall have the meaning specified in Section 4.5(c) of this Agreement.

                        (lxxvi) "Fund Reporting Entities Unaudited Balance Sheets" shall have the meaning specified in Section 4.5(d) of this Agreement.

                        (lxxvii) "Fund Reporting Entities Unaudited Financial Statements" shall have the meaning specified in Section 4.5(d) of this Agreement.

                        (lxxviii) "GAAP" means United States generally accepted accounting principles consistently applied.

                        (lxxix) "Governmental Authority" means any foreign or United States federal, state or local governmental, regulatory or administrative agency or any court or tribunal.

                        (lxxx) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

                        (lxxxi) "Information Systems" shall have the meaning specified in Section 4.8 of this Agreement.

                        (lxxxii) "Intellectual Property" means all (i) U.S. and foreign patents and applications therefor and all divisionals, reissues, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions, continuations and continuations-in-part thereof, (ii) U.S. and foreign trademarks, trade dress, service marks, service names, trade names, Internet domain names, brand names, logo or business symbols, whether registered or unregistered, and pending applications to register the same, including all extensions and renewals thereof and all goodwill associated therewith, (iii) U.S. and foreign copyrights in writings, designs, software, mask works or other works, whether registered or unregistered, and pending applications to register the same, (iv) confidential or proprietary know-how, trade secrets, methods, processes, practices, formulas and techniques, and (v) computer software programs and software systems.

                        (lxxxiii) "Key Employees" means Leonard W. Cotton, James
L. Duggins, Paul Smyth, Steve R. Inman, Bryan Carr, Steven D. Carnes, John E. D'Amico and Christopher Crouch.

                        (lxxxiv) "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual would have been expected to discover or otherwise become aware of such fact or


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other matter in the course of conducting his or her duties. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if (a) with respect to ARCap, its Subsidiaries or any Fund Entity, any Key Employee has, or at any time had, Knowledge of such fact or other matter, and (b) in all other cases, any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

                        (lxxxv) "Law" means any law, statute, ordinance, treaty, code, rule or regulation of any Governmental Authority, or any binding agreement with any Government Authority, or any principle of common law.

                        (lxxxvi) "Lease" shall have the meaning specified in
Section 4.25(a) of this Agreement.

                        (lxxxvii) "Leased Real Property" shall have the meaning specified in Section 4.25(a) of this Agreement.

                        (lxxxviii) "LLC Agreement" means the First Amended and Restated Limited Liability Agreement of ARCap, as amended to the date of Closing prior to effectiveness of the Amended LLC Agreement.

                        (lxxxix) "Material Adverse Effect" means with respect to any Person, any change affecting, or condition having an affect on, such Person and its Subsidiaries, if any, taken as a whole (i) that is, or would reasonably be expected to be, materially adverse to the business, assets, liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, if any, taken as a whole, (ii) that will, or would reasonably be expected to, prevent or materially impair the ability of such Person to fulfill its obligations under this Agreement at the Closing Date, (iii) that would, or would reasonably be expected to, prevent or materially impair the ability of such Person to operate its or any of its Subsidiaries' businesses following the Effective Time, (iv) in the case of ARCap REIT, ARCap CMBS Fund REIT, Inc. or ARCap CMBS Fund II REIT, Inc., that could reasonably be expected to prevent or materially impair ARCap REIT, ARCap CMBS Fund REIT, Inc. or ARCap CMBS Fund II REIT, Inc. from qualifying as a REIT prior to the Effective Time or
(v) that will, or would reasonably be expected to, prevent or materially impair the ability of Purchaser 1 or Purchaser 2 to exercise ownership rights with respect to the ASI Stock or the Seller Units, respectively; provided, however, that any such change or effect having the results described in the foregoing (i) through (v) that results from (A) a change in law, rule or regulation, or GAAP or interpretations thereof that applies to such Person, (B) general economic or market conditions, including, without limitation, changes in interest rates, or
(C) economic or market conditions in the commercial mortgage industry generally shall not be considered when determining whether a Material Adverse Effect on such Person or its Subsidiaries has occurred, except to the extent that such change or effect disproportionately affects such Person or its Subsidiaries; provided, further, that a decline in the market value of the securities of the Person resulting from the

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public announcement of this Agreement and the proposed transactions contemplated by this Agreement shall not be deemed a Material Adverse Effect on such Person.

                        (xc) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive materials, asbestos, petroleum and petroleum products.

                        (xci) "Maximum Annual Premium" shall have the meaning specified in Section 7.11(c) of this Agreement.

                        (xcii) "Mediation Request" shall have the meaning specified in Section 12.8(b) of this Agreement.

                        (xciii) "Multiemployer Plan" means any "multiemployer plan", as defined in Section 4001(a) of ERISA that ARCap or any of its Subsidiaries or ERISA Affiliates maintains, sponsors, participates in or contributes to, or has maintained, established, sponsored, participated in, or contributed to, or under which such entity has or may incur any liability or obligation.

                        (xciv) "New Shares" shall have the meaning specified in
Section 11.7(a) of this Agreement.

                        (xcv) "Non-Cash Consideration" shall have the meaning specified in Section 2.1(a)(ix) of this Agreement.

                        (xcvi) "Non-Cash Consideration Dollar Amount" means the Basic Purchase Price minus (i) the ARCap Transaction Costs and (ii) the Cash Consideration.

                        (xcvii) "Objection Notice" shall have the meaning specified in Section 2.4(b) of this Agreement.

                        (xcviii) "Order" means any order, writ, judgment, injunction, decree, stipulation, determination, decision, ruling, award, subpoena, or verdict entered, issued, made or rendered by any court, administrative agency or any other Governmental Authority or by any arbitrator.

                        (xcix) "Pension Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer
Plan) that ARCap or any of its Subsidiaries or, solely with respect to any Pension Plan that is subject to Title IV of ERISA, ERISA Affiliates maintains, sponsors, participates in or contributes to, or has maintained, established, sponsored, participated in, or contributed to, or under which any such entity has or may or incur any liability or obligation.

                        (c) "Permit" means any permit, consent, franchise, waiver, authorization, license or other approval issued, granted, given, or

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otherwise made available by or under any Governmental Authority or pursuant to any Law.

                        (ci) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group.

                        (cii) "Phantom Escrow Cash" shall have the meaning specified in Section 2.1(b)(ii) of this Agreement.

                        (ciii) "Phantom Unit Amount" means an amount equal to all amounts that will be accrued and payable as of the Closing Date (after payment is made to the participants under the Phantom Unit Plans on account of any supplemental distribution (other than in respect of the REIT Distribution), if any, made by ARCap to holders of Common Units on the Closing Date) to the participants under the Phantom Unit Plans, including any amounts payable in connection with the termination of the Phantom Unit Plans and the extinguishment of all rights of participants thereunder with respect to their interests therein; provided, however, that solely for purposes of Section 2.1(b), the Phantom Unit Amount shall exclude any amounts payable to participants under the Phantom Unit Plans in respect of the REIT Distribution.

                        (civ) "Phantom Unit Plans" means the following plans of ARCap REIT: ARCap Deferred Compensation Plan and ARCap Deferred Compensation Plan II.

                        (cv) "Plan" means each Multiemployer Plan, Pension Plan, Welfare Plan, Phantom Unit Plan, Promote Plan, and Bonus Plan, and each other employment, bonus, deferred compensation, pension, collective bargaining, stock option, stock appreciation right, equity-based compensation, profit-sharing or retirement plan, arrangement, agreement, policy or practice, each medical, vacation, severance pay plan, fringe benefit plan, and each other plan, arrangement, agreement, policy or practice (including any severance, change in control or similar agreement with any current or former employee, director or consultant of ARCap or any of its Subsidiaries), whether or not subject to ERISA, in each case that is sponsored or maintained by ARCap or any of its Subsidiaries that affects or covers any current or former employee, director or consultant of ARCap or any of its Subsidiaries, whether written or written, funded or unfunded.

                        (cvi) "Preferred Members" shall have the meaning specified in the introductory paragraph to this Agreement.

                        (cvii) "Procedure" shall have the meaning specified in
Section 12.8(b) of this Agreement.

                        (cviii) "Proceeding" means any claim, action, proceeding, investigation, audit, hearing, arbitration, administrative or agency

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complaint or charge, litigation or suit (whether civil, criminal, administrative, investigative or informal).

                        (cix) "Projections" shall have the meaning specified in
Section 4.5(h) of this Agreement.

                        (cx) "Promote Plans" means the following incentive plans of ARCap REIT: ARCap Fund I Incentive Compensation Plan, ARCap Fund I Senior Management Incentive Compensation Plan, ARCap Fund II Incentive Compensation Plan, ARCap Fund II Senior Management Incentive Compensation Plan and ARCap Real Estate Special Situations Mortgage Fund Incentive Compensation Plan.

                        (cxi) "Purchase Price" shall have the meaning specified in Section 2.4(b) of this Agreement.

                        (cxii) "Purchaser 1" shall have the meaning specified in the introductory paragraph to this Agreement.

                        (cxiii) "Purchaser 2" shall have the meaning specified in the introductory paragraph to this Agreement.

                        (cxiv) "Purchaser 1 Cash Consideration" shall have the meaning specified in Section 2.1(a)(i) of this Agreement.

                        (cxv) "Purchaser 2 Cash Consideration" means an amount equal to (a) the Basic Purchase Price minus (1) the ARCap Transaction Costs, (2) the Phantom Unit Amount and (3) the Purchaser 1 Cash Consideration, multiplied by (b) a fraction, the numerator of which is the aggregate number of Cash Units and the denominator of which is the sum of the aggregate number of Cash Units and the aggregate number of Exchange Units.

                        (cxvi) "Purchaser 2 Escrow Cash" shall have the meaning specified in Section 2.1(b)(i) of this Agreement.

                        (cxvii) "Purchasers" shall have the meaning specified in the introductory paragraph to this Agreement.

                        (cxviii) "Purchasers Indemnitee" means CharterMac, Purchasers, their respective current and future Affiliates and Subsidiaries (including, after the Closing, ARCap, ARCap REIT, all of their respective Subsidiaries and Affiliates, but excluding the Fund Entities, their Subsidiaries and respective Affiliates, except to the extent that any Damages suffered from any of the foregoing (including the Fund Entities) have been allocated to ARCap or any of its Subsidiaries or are subject to a claim against ARCap or any of its Subsidiaries for indemnification, in each case in accordance with the applicable Final Fund Documents), and their respective stockholders, directors, trustees, officers, employees, agents, successors and assigns of each of them.

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                        (cxix) "Registration Rights Agreement" means the
Registration Rights Agreement substantially in the form attached hereto as Exhibit Q.

                        (cxx) "REIT Distribution" shall have the meaning specified in Section 2.1(a)(iv) of this Agreement.

                        (cxxi) "Restricted Common Shares" means the restricted common shares authorized for issuance pursuant to that certain CharterMac Amended and Restated Incentive Share Plan, dated as of November 26, 2003, awarded to the Continuing Employees at the Closing in the respective amounts and according to the vesting schedule set forth in Schedule VI attached hereto.

                        (cxxii) "RR3" shall have the meaning specified in the recitals to this Agreement.

                        (cxxiii) "RR5" shall have the meaning specified in the recitals to this Agreement.

                        (cxxiv) "SEC" means the U.S. Securities and Exchange Commission.

                        (cxxv) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                        (cxxvi) "Seller Units" shall have the meaning specified in the recitals to this Agreement.

                        (cxxvii) "Sellers" shall have the meaning specified in the introductory paragraph to this Agreement.

                        (cxxviii) "Sellers' Assignments" shall have the meaning specified in Section 2.3(c)(i) of this Agreement.

                        (cxxix) "Sellers Indemnitee" means Sellers
Representative and each ARCap Seller, their respective current and future Affiliates and Subsidiaries, and the respective stockholders, directors, trustees, officers, employees, agents, successors and assigns of each of them.

                        (cxxx) "Sellers' Portion" means, with respect to any indemnification of Damages hereunder, 89.265%.

                        (cxxxi) "Sellers' Releases" shall have the meaning specified in Section 2.3(c)(ii) of this Agreement.

                        (cxxxii) "Sellers Representative" shall have the meaning specified in the introductory paragraph to this Agreement.

                        (cxxxiii) "Series A Preferred Unit" means a "Series A Preferred Unit" of ARCap as defined in the LLC Agreement.

                        (cxxxiv) "Serviced Loans" shall have the meaning specified in the definition of Servicing Agreement.

                        (cxxxv) "Servicing Agreement" means any servicing agreement, pooling and servicing agreement, mortgage selling and servicing contract, indenture or other agreement or instrument, whether written or oral, pursuant to which ARCap, the Fund Entities or any of their respective Subsidiaries provide servicing for commercial mortgage loans and other mortgage loans owned by others (such loans, collectively, the "Serviced Loans"), all of which agreements are listed on Section 4.23(a) of the Disclosure Schedule (to the extent identified as such).

                        (cxxxvi) "Special Common Interests" means the "Special Common Interests" of ARCap as defined in the Amended LLC Agreement.

                        (cxxxvii) "Specially Serviced Loan" means any commercial mortgage loan that is a "specially serviced loan" under any Servicing Agreement under which ASI acts as special servicer.

                        (cxxxviii) "Statute of Limitations" means the expiration of the time period for the assessment of a deficiency by any Taxing Authority.

                        (cxxxix) "Subsidiary" means, with reference to any Person, any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary or Subsidiaries) is the general partner or managing entity or of which at least a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or others performing similar functions of such corporation or other legal entity is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary or Subsidiaries); provided, however, that unless otherwise specifically stated herein, "Subsidiary" shall exclude, with respect to ARCap and its Subsidiaries, any Fund Entity and any entity that would be, but for the application of this proviso, a Subsidiary of any Fund Entity. For the avoidance of doubt, ARCap REIT is a Subsidiary of ARCap.

                        (cxl) "Survival Period" shall have the meaning specified in Section 11.1 of this Agreement.

                        (cxli) "Tax" or "Taxes" means any and all domestic or foreign, federal, state, local or other taxes, assessments, duties, charges, fees, levies or required deposits of any kind (together with any and all interest, penalties, additional to tax and additional amounts imposed with respect thereto) imposed by any Taxing Authority, including taxes with respect to income, franchises, windfall or other profits, gross receipts, transfer, real, personal or intangible property, sales, use, capital stock, employment, unemployment, social security, workers' compensation or net worth, ad valorem, value added, single business and taxes in the nature of excise, withholding, required deposits, ad valorem or value added and any liability under Treasury Regulation ss.1.1502-6 or as a transferee or successor, or by contract or agreement.

                        (cxlii) "Taxing Authority" means the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration or collection of any Taxes.

                        (cxliii) "Tax Return" means any report, return or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes of ARCap, the Fund Entities and their respective Subsidiaries.

                        (cxliv) "Third-Party Claim" means a claim for indemnity for Damages made by any Person (other than any Sellers Indemnitee or Purchasers Indemnitee).

                        (cxlv) "Threshold Amount" shall have the meaning specified in Section 11.6(d) of this Agreement.

                        (cxlvi) "Unaudited Balance Sheets" shall have the meaning specified in Section 4.5(b) of this Agreement.

                        (cxlvii) "Unaudited Financial Statements" shall have the meaning specified in Section 4.5(b) of this Agreement.

                        (cxlviii) "Welfare Plan" means any "employee welfare benefit plan," as defined in Section 3(1) of ERISA that ARCap or any of its Subsidiaries maintains, sponsors, participates in or contributes to or under which any such entity has or may incur any liability or obligation.

                        (cxlix) "Working Capital" means the amount equal to (i) current assets of ARCap (as defined under GAAP) minus (ii) current liabilities of ARCap (as defined under GAAP).

                        (cl) "Working Capital Certificate" shall have the meaning specified in Section 2.4(a) of this Agreement.

         1.2 Other Interpretive Provisions. When a reference is made in this Agreement to Articles, Sections, or Disclosure Schedule, such reference is to an Article or a Section of, or Disclosure Schedule to, this Agreement, unless otherwise indicated. When a reference is made in this Agreement to a party or parties, such reference is to parties to this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation." The inclusion of any matter in the Disclosure Schedule in connection with any representation, warranty, covenant or agreement that is qualified as to materiality or "Material Adverse Effect" shall not be an admission by the party delivering such Disclosure Schedule that such matter is material or would reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE 2

                 PURCHASE AND SALE OF ASI STOCK AND SELLER UNITS

         2.1 Purchase and Sale of ASI Stock and Seller Units.
             -----------------------------------------------

                      (a) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the following transactions shall be consummated upon the payment by Purchasers of cash and other consideration with an aggregate value of Two Hundred Fifty Nine Million Nine Hundred Fifty Thousand Dollars ($259,950,000) (as adjusted pursuant to Section 2.1(c) below, the "Basic Purchase Price") consisting of the Purchaser 1 Cash Consideration, the Purchaser 2 Cash Consideration, the Phantom Unit Amount, the Non-Cash Consideration and the ARCap Transaction Costs in the sequence and as set forth below:

                        (i) Purchaser 1 shall pay to ARCap REIT an amount equal to Fourteen Million Five Hundred Thousand Dollars $14,500,000 in cash (the "Purchaser 1 Cash Consideration");

                        (ii) ARCap REIT shall sell, assign, transfer, convey and deliver or cause to be sold, assigned, transferred, conveyed and delivered to Purchaser 1 the ASI Stock free and clear of all Encumbrances (other than restrictions on transfer under applicable state and federal securities laws);

                        (iii) ARCap REIT shall declare and distribute to ARCap and its other stockholders the entire Purchaser 1 Cash Consideration (the "ASI Distribution") in accordance with its organizational documents;

                        (iv) ARCap shall declare and distribute to its members the entire portion of the ASI Distribution received by it (the "REIT Distribution") in accordance with its organizational documents;

                        (v) Purchaser 2 shall pay to Sellers Representative, and Sellers Representative shall receive on behalf of (A) the holders of Cash Units, an amount equal to the Purchaser 2 Cash Consideration less the portion thereof to be deposited in the Escrow Account pursuant to Section 2.1(b), below, and (B) the ARCap Sellers, an amount equal to the Phantom Unit Amount (together with the Purchaser 1 Cash Consideration and the Purchaser 2 Cash Consideration, the "Cash Consideration");

                        (vi) Purchaser 2 shall pay to Sellers Representative a cash amount equal to the ARCap Transaction Costs;

                        (vii) Sellers Representative shall deliver to each holder of Cash Units their pro rata share of the Purchaser 2 Cash Consideration, less the portion thereof to be deposited in the Escrow Account pursuant to
Section 2.1(b) below, such pro rata share to be calculated based on the ratio of the number of Cash Units owned by each such holder against the aggregate number of Cash Units owned by all such holders;

                        (viii) ARCap Sellers who are holders of Cash Units shall sell, assign, transfer, convey and deliver or cause to be sold, assigned, transferred, conveyed and delivered to Purchaser 2 the Cash Units free and clear of all Encumbrances (other than restrictions on transfer under applicable state and federal securities laws) and Purchaser 2 shall be admitted as a "Substitute Member" of each such ARCap Seller in accordance with the terms and conditions of the LLC Agreement;

                        (ix) Upon the effectiveness of the Amended LLC Agreement, the Exchange Units of each ARCap Seller who is a holder thereof shall be converted automatically into the number of Special Common Interests (and, subject to Section 2.1(b) below, the right to receive physical certificates evidencing such Special Common Interests) determined in accordance with the allocation formula set forth on Schedule V attached hereto (such Special Common Interests, the "Non-Cash Consideration");

                        (x) Sellers Representative, on behalf of the ARCap Sellers, shall pay to ARCap an amount equal to the Phantom Unit Amount in satisfaction of the ARCap Sellers' obligation under Section 7.10;

                        (xi) ARCap shall pay to ARCap REIT an amount equal to the Phantom Unit Amount in satisfaction of ARCap's obligation under Section 7.10;

                        (xii) ARCap REIT shall pay to the participants under the Phantom Unit Plans their respective entitlements to the Phantom Unit Amount, as calculated and determined by ARCap REIT and less the portion thereof to be deposited in the Escrow Account pursuant to Section 2.1(b) below; and

                        (xiii) Sellers Representative shall disburse the cash paid to it by Purchaser 2 pursuant to Section 2.1(a)(vii) above to pay the ARCap Transaction Costs.

                      (b) A portion of the Basic Purchase Price shall be paid into escrow, with such funds and securities to be held on behalf of the parties to the Escrow Agreement to be distributed to Purchaser 2, the ARCap Sellers and the participants under the Phantom Unit Plans, as applicable, in accordance with the terms and conditions of an escrow agreement, in substantially the form attached hereto as Exhibit A (the "Escrow Agreement") as follows:

                        (i) Purchaser 2 shall pay a portion of the Purchaser 2 Cash Consideration to the Escrow Agent in cash (such amount, the "Purchaser 2 Escrow Cash") which shall be an amount equal to (A) $22,500,000 multiplied by
(B) a fraction,
the numerator of which is the Purchaser 2 Cash Consideration and the denominator of which is the sum of the Purchaser 2 Cash Consideration, the Phantom Unit Amount and the Non-Cash Consideration Dollar Amount;

                        (ii) From the Phantom Unit Amount, ARCap REIT shall pay to the Escrow Agent an amount of cash (such amount, the "Phantom Escrow Cash") equal to (A) $22,500,000 multiplied by (B) a fraction, the numerator of which is the Phantom Unit Amount and the denominator of which is the sum of the Purchaser 2 Cash Consideration, the Phantom Unit Amount and the Non-Cash Consideration Dollar Amount; and

                        (iii) From the Non-Cash Consideration, Purchaser 2, on behalf of the holders of the Exchange Units, shall cause ARCap to deliver to the Sellers Representative and Sellers Representative shall deliver to the Escrow Agent physical certificates representing a number of Special Common Interests (such Special Common Interests, together with any New Shares, the "Escrow Shares"; and, together with the Purchaser 2 Escrow Cash and the Phantom Escrow Cash, the "Escrow Amount"), equal to (A) $22,500,000 multiplied by a fraction, the numerator of which is the Non-Cash Consideration Dollar Amount and the denominator of which is the sum of the Purchaser 2 Cash Consideration, the Phantom Unit Amount and the Non-Cash Consideration Dollar Amount, divided by (B) $18.146 (the average closing price of the underlying common shares of CharterMac during the thirty trading days immediately prior to June 15, 2006). The Escrow Shares shall be issued in the name of the holders of Exchange Units in pro rata amounts based upon on the ratio of the number of Exchange Units owned by each such holder against the aggregate number of Exchange Units owned by all such holders, with fractional amounts disregarded. Each holder of Exchange Units shall, at the Closing, deliver to Purchaser 2 an appropriate stock power executed in blank with respect to such holder's Escrow Shares.

                         c) The Basic Purchase Price shall be increased or decreased in accordance with Section 2.4 of this Agreement to the extent the Closing Working Capital Amount exceeds or is less than $1,000,000. If, based on the Closing Balance Sheet, an adjustment to the Basic Purchase Price in accordance with the foregoing is required as of the Closing, the Purchaser 2 Cash Consideration, the Phantom Unit Amount and the Non-Cash Consideration Dollar Amount payable pursuant to Sections 2.3(e) and 2.3(f) shall be recalculated in accordance with Section 2.1(a) above, the definition of Purchaser 2 Cash Consideration and the definition of Non-Cash Consideration Dollar Amount. If there is a dispute with respect to the Closing Working Capital Amount initiated by Purchasers with an Objection Notice delivered within seven (7) business days of the date of delivery by Sellers Representative of the Working Capital Statement in accordance with Section 2.4(b), then Closing shall not occur until such dispute is resolved in accordance with the procedures set forth in Section 2.4(b) as the exclusive remedy for resolution of any such dispute.

                        (d) The Basic Purchase Price shall be allocated in accordance with this Section 2.1, and no party shall take a position inconsistent with such allocation on any Tax Return (unless otherwise required by a final, nonappealable determination of a court of competent jurisdiction or a binding closing agreement entered into with a Taxing Authority).

         2.2 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., (New York time), at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, NY, two (2) business days following satisfaction or waiver of all conditions to Closing set forth in Article 8 (other than those conditions that by their nature have to be satisfied at Closing (but subject to the satisfaction or waiver of those conditions)), or at such other place and time as the parties may agree. The date on which the Closing will occur is referred to herein as the "Closing Date." The transfer of the ASI Stock and the Cash Units pursuant to
Section 2.1 of this Agreement shall be deemed to have become effective at 12:01 a.m. on the Closing Date (the "Effective Time"), and the conversion of the Exchange Units into Special Common Interests shall be deemed to have occurred immediately thereafter.

         2.3 Closing Obligations. At the Closing:
             -------------------

                      (a) ARCap REIT shall:

                        (i) deliver to Purchaser 1 stock certificate(s) representing the ASI Stock and the accompanying stock power(s) duly executed by ARCap REIT, evidencing transfer of the ASI Stock to Purchaser 1;

                        (ii) deliver to Purchaser 2 amended employment agreements by and between ARCap REIT and each of the Key Employees in the form attached hereto as Exhibit B executed by the Key Employees and ARCap REIT (collectively, the "Employment Agreements");

                        (iii) deliver to Sellers Representative, as agent for ARCap Sellers, the Escrow Agreement executed by ARCap REIT;

                        (iv) deliver to Purchaser 2 evidence of termination of the Phantom Unit Plans required pursuant to Section 7.10(a);

                        (v) deliver to Purchaser 1 a certificate executed by the chief executive officer, president and chief financial officer of ARCap REIT, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 8.2(a) and 8.2(b) as to ARCap REIT;

                        (vi) deliver to Purchaser 1 an executed FIRPTA Certificate in the form attached hereto as Exhibit J;

                        (vii) deliver to Purchaser 2 a cross-receipt executed by ARCap REIT evidencing repayment of all amounts outstanding under (A) the

Cotton Promissory Note and (B) the Duggins Promissory Note, together with copies of the cancelled notes;

                        (viii) deliver to Purchaser 2 a certificate executed by the chief financial officer of ARCap REIT, dated as of the Closing Date, setting forth the Phantom Unit Amount;

                        (ix) pay the Phantom Unit Amount (less the Phantom Escrow Cash) to the participants under the Phantom Unit Plans;

                        (x) pay to the Escrow Agent the Phantom Escrow Cash by wire transfer of immediately available funds; and

                        (xi) pay the ASI Distribution.

                        (b) ARCap shall:

                         (i) deliver to Purchaser 2:

                          (1) evidence of the consent or approval of the Persons whose consent or approval shall be required in connection with the transactions contemplated under this Agreement under any Contract of ARCap, the Fund Entities and their respective Subsidiaries;

                          (2) the Escrow Agreement executed by Sellers
   Representative;

                          (3) opinions of (i) Orrick, Herrington & Sutcliffe, LLP, and (ii) Updike, Kelly & Spellacy, P.C., each dated as of the Closing Date, in the forms attached hereto as Exhibit E and Exhibit F;

                          (4) a certificate executed by the chief executive officer, president and chief financial officer of ARCap, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 8.2(a) and 8.2(b) as to ARCap and a certificate executed by the Secretary or any Assistant Secretary of ARCap, dated as of the Closing Date, substantially in the form and to the effect of Exhibit G hereto;

                          (5) a true, complete and accurate list of each outstanding Specially Serviced Loan as of a date that is within five (5) Business Days prior to the Closing Date;

                         (ii) immediately upon the effectiveness of the Amended
LLC Agreement, issue in the names of the holders of Exchange Units the physical certificates representing the Non-Cash Consideration and deliver such physical certificates (excluding the physical certificates representing the Escrow Shares) to Sellers Representative, on behalf of such holders;

                         (iii) immediately upon the effectiveness of the Amended
LLC Agreement, deliver the physical certificates representing the Escrow Shares to Sellers Representative, on behalf of such holders;

                         (iv) pay the Phantom Unit Amount to ARCap REIT; and

                         (v) pay the REIT Distribution.

                        (c) Each ARCap Seller who is a holder of Cash Units
               shall deliver to Purchaser 2:

                         (i) an assignment and assumption agreement with respect
to the assignment of such holder's Cash Units in the form attached hereto as Exhibit C executed by such Seller (collectively, the "Sellers' Assignments");

                         (ii) a release in the form attached hereto as Exhibit D
executed by such Seller (collectively, the "Sellers' Releases");

                         (iii) a signature page to this Agreement executed by
such Seller (which signature page shall be deemed a certification as of the Closing Date (unless written notice to the contrary is provided to Purchasers at least five (5) business days prior to the Closing Date) on behalf of such Seller (and solely with respect to such Seller) as to the satisfaction of the conditions set forth in Sections 8.2(a) and 8.2(b)); and

                         (iv) executed FIRPTA Certificates in the forms attached
hereto as Exhibit K or Exhibit L.

                        (d) Each ARCap Seller who is a holder of Exchange Units
               shall deliver to Purchaser 2:

                         (i) a consent to the amendment of the LLC Agreement and
the Amended LLC Agreement, executed by such holder of Exchange Units;

                         (ii) a signature page to this Agreement executed by
such Seller (which signature page shall be deemed a certification as of the Closing Date (unless written notice to the contrary is provided to Purchasers at least five (5) business days prior to the Closing Date) on behalf of such Seller (and solely with respect to such Seller) as to the satisfaction of the conditions set forth in Sections 8.2(a) and 8.2(b));

                         (iii) an executed FIRPTA Certificate in the form
attached hereto as Exhibit K;

                         (iv) a stock power, executed in blank, with respect to
such ARCap Seller's Escrow Shares;

                         (v) the Registration Rights Agreement executed by such
holder of Exchange Units; and

                         (vi) the Exchange Rights Agreement executed by such
holder of Exchange Units.

                        (e) Purchaser 1 shall:

                         (i) deliver to each of Sellers Representative, as agent
for ARCap Sellers, and ARCap REIT a certificate executed by the chief executive officer, president and chief financial officer of Purchaser 1, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 8.3(a) and 8.3(b) as to Purchaser 1; and

                         (ii) pay to ARCap REIT the Purchaser 1 Cash
Consideration by wire transfer of immediately available funds pursuant to the wire transfer instructions provided by Sellers Representative prior to the Closing Date.

                        (f) Purchaser 2 shall:

                         (i) deliver to Sellers Representative, as agent for
ARCap Sellers, a certificate executed by the chief executive officer, president and chief financial officer of Purchaser 2, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 8.3(a) and 8.3(b) as to Purchaser 2;

                         (ii) pay to Sellers Representative, as agent for ARCap
Sellers, the Purchaser 2 Cash Consideration less the Purchaser 2 Escrow Cash and the Phantom Unit Amount by wire transfer of immediately available funds pursuant to the wire transfer instructions provided by Sellers Representative prior to the Closing Date;

                         (iii) pay to the Escrow Agent the Purchaser 2 Escrow
Cash by wire transfer of immediately available funds;

                         (iv) deliver to the holders of Exchange Units a consent
to the amendment of the LLC Agreement and the Amended LLC Agreement, executed by Purchaser 2;

                         (v) immediately upon the effectiveness of the Amended
LLC Agreement, cause ARCap to take the actions described in Sections 2.3(b)(ii) and (iii);

                         (vi) pay to Sellers Representative a cash amount equal
to the ARCap Transaction Costs;

                         (vii) deliver to Sellers Representative, as agent for
ARCap Sellers, the Escrow Agreement executed by Purchaser 2;

                         (viii) deliver to Sellers Representative, as agent for
ARCap Sellers, the Sellers' Assignments, executed by Purchaser 2;

                         (ix) deliver to Sellers Representative, as agent for
ARCap Sellers, opinions of (i) Paul, Hastings, Janofsky & Walker LLP, and (ii) Richards, Layton & Finger, P.A., each dated as of the Closing Date, in the form attached hereto as Exhibit H and Exhibit I;

                         (x) deliver to each ARCap Seller who is a holder of
Exchange Units, the Exchange Rights Agreement executed by Purchaser 2; and

                         (xi) deliver to each ARCap Seller who is a holder of
Exchange Units, the Registration Rights Agreement executed by Purchaser 2.

                        (g) CharterMac shall deliver to:

                         (i) Sellers Representative, as agent for ARCap Sellers,
a certificate executed by the chief executive officer, president and chief financial officer of CharterMac, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 8.3(a) and 8.3(b) as to CharterMac;

                         (ii) each ARCap Seller who is a holder of Exchange
Units:

                          (1) an Exchange Rights Agreement executed by
   CharterMac;

                          (2) a Registration Rights Agreement executed by CharterMac; and

                         (iii) the Continuing Employees (i) a prospectus in
connection with the issuance of the Restricted Common Shares and (ii) award agreements for the Restricted Common Shares executed by CharterMac.

                        (h) Sellers Representative, as agent for ARCap Sellers, shall:

                          (i) pay to the holders of Cash Units the Purchaser 2
Cash Consideration (less the Purchaser 2 Escrow Cash) by wire transfer of immediately available funds;

                          (ii) deliver to the holders of Exchange Units the
physical certificates representing the Non-Cash Consideration (less the Escrow Shares);

                          (iii) pay to ARCap, on behalf of the ARCap Sellers,
the Phantom Unit Amount by wire transfer of immediately available funds;

                          (iv) pay and deliver to the Escrow Agent, on behalf
ARCap Sellers the Escrow Shares by delivery of physical certificates representing the Escrow Shares; and

                          (v) disburse the cash paid to it by Purchaser 2
pursuant to Section 2.1(a)(vii) to pay the ARCap Transaction Costs.

         2.4 Working Capital Adjustment.
             --------------------------

                        (a) At least ten (10) business days prior to the Closing Date, Sellers Representative shall deliver to Purchaser 2 a certificate (the "Working Capital Certificate"), which shall set forth ARCap's good faith estimates of (i) the balance sheet of ARCap as of the close of business on the Closing Date (the "Closing Balance Sheet") and (ii) a statement of the Working Capital of ARCap reflected on the Closing Balance Sheet (the "Closing Working Capital Amount") (each of which shall include, among other things, any accrued current liability for amounts not paid under the Bonus Plans as of the Closing
          Date). The Closing Balance Sheet and the Closing Working Capital Amount shall be prepared by ARCap and determined in accordance with GAAP consistent with past practices.

                        (b) The Closing Balance Sheet and the Closing Working Capital Amount included in the Working Capital Certificate shall be binding and conclusive upon, and deemed accepted by, Purchaser 2 unless Purchaser 2 shall have delivered written notice to Sellers Representative within seven (7) business days of the date of delivery by Sellers Representative of the Working Capital Statement (the "Objection Notice") that it disputes the accuracy thereof. The Objection Notice shall specify in reasonable detail (i) the specific items that Purchaser 2 disputes, (ii) the amounts of any adjustments to the Closing Balance Sheet and the Closing Working Capital Amount that are necessary in its good faith and reasonable judgment to conform to the requirements of this Agreement, and (iii) Purchaser 2's reasons for such disputes and adjustments, together with detailed explanatory notes, supporting information and calculations. If Purchaser 2 and Sellers Representative cannot agree on the final Closing Balance Sheet and the Closing Working Capital Amount within one (1) business day prior to Closing, the parties shall submit their final calculations of the items in dispute to a nationally recognized accounting firm selected upon mutual agreement of Sellers Representative and Purchaser 2 (which shall not be the auditor or have been a consultant to either party within the past five years), for resolution within thirty (30) days or as soon thereafter as reasonably practicable. Such accounting firm shall review such final calculations and make a selection as to which of the final calculations presented to it is, in the aggregate, more accurate (which amount, subject to adjustment pursuant to this Section 2.4(b), shall be the "Closing Working Capital Amount" for all purposes of this Agreement). The decision by such accounting firm shall be final and binding on the parties. Purchaser 2, on the one hand, and ARCap, on the other hand, will each bear 50% of the costs and expenses of such accounting firm (and in the case of ARCap, its share of expenses shall be taken into account in determining the Closing Working Capital Amount). Purchaser 2 and ARCap shall make available to such accounting firm all relevant books and records relating to the calculations submitted and all other information reasonably requested by such accounting firm. Upon final determination of any adjustment to the Closing Working Capital Amount in accordance with the foregoing, the Basic Purchase Price shall be increased or decreased by the amount of the adjustment (as so adjusted, the "Purchase Price").



                                   ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF ARCAP SELLERS RELATING
                                TO ARCAP SELLERS

         Each of ARCap Sellers, severally and not jointly, as to himself, herself or itself and not as to any other Seller, ARCap, Fund Entity or Subsidiary of any of them, hereby represent and warrant to Purchaser 2 that:

         3.1 Authority. Except as set forth in Section 3.1 of the Disclosure Schedule, if such ARCap Seller is not an individual, such Seller has all necessary power and authority, and if such Seller is an individual, such Seller has full legal capacity, to enter into this Agreement, to carry out such Seller's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Seller, and (assuming due authorization, execution and delivery by CharterMac, Purchasers, Sellers' Representative, ARCap and each other Seller party hereto) this Agreement constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         3.2 No Conflict; Government Authorizations.
             --------------------------------------

                        (a) Except as set forth in Section 3.2(a) of the Disclosure Schedule, assuming compliance by CharterMac, the Purchasers, ARCap and ARCap REIT with the notification requirements of the HSR Act, if applicable, and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.2(b) of this Agreement, the execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both) (i) if such Seller is not an individual, violate, conflict with or result in the breach of any provision of the certificate of incorporation or formation, limited liability company agreement, by-laws, regulations or other organizational or governing documents of such

          Seller, (ii) contravene, conflict with or violate any Law or Order applicable to such Seller or the Seller Units held thereby, or (iii) result in the creation of any Encumbrance (other than restrictions on transfer under applicable state and federal securities laws and under the LLC Agreement) on any of the Seller Units held by such Seller pursuant to any Contract to which such Seller is a party or by which any of the Seller Units held by such Seller is bound or affected, except in the case of clauses (ii) and (iii) above, for such contraventions, conflicts, violations and creations which could not reasonably be expected to materially impair the ability of Purchaser 2 to consummate the transactions contemplated by this Agreement.

                        (b) Excluding any consents required pursuant to the LLC Agreement, no material consent of, or registration, declaration, notice or filing with, any Governmental Authority or third party is required to be obtained or made by such Seller, in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         3.3 Ownership.
             ---------

                        (a) The Seller Units listed as owned by such Seller on the signature page executed and delivered by such Seller constitute all of the issued and outstanding securities of ARCap held by such Seller or in which such Seller has a beneficial interest.

                        (b) Such Seller is and will be on the Closing Date the record and beneficial owner and holder of such Seller Units listed as owned by such Seller on the signature page executed and delivered by such Seller, free and clear of all Encumbrances (other than restrictions on transfer under applicable state and federal securities laws and under the LLC Agreement), and, with respect to holders of Cash Units, upon the transfer of such Cash Units in accordance with this Agreement, Purchaser 2 will receive good and valid title to such Cash Units purchased hereby free and clear of all Encumbrances (other than restrictions on transfer under applicable state and federal securities laws and under the LLC Agreement).

         3.4 Legal Proceedings; Orders.
             -------------------------

                        (a) Except as set forth in Section 3.4 of the Disclosure Schedule, there is no pending Proceeding commenced by or against, or otherwise involving, or, to such Seller's Knowledge, threatened against, such Seller or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by such Seller. To such Seller's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) may give rise to or serve as a basis for the commencement of any such Proceeding described in this Section 3.4(a).

                        (b) Such Seller has delivered to Purchaser 2 copies of all pleadings, correspondence, and other documents relating to each such Proceeding listed in Section 3.4 of the Disclosure Schedule. Such Proceeding, if any, listed in Section 3.4 of the Disclosure Schedule will not materially adversely affect the ability of such Seller to consummate the transactions contemplated by this Agreement.

         3.5 Brokers or Finders. Such Seller and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finder's fees or agents' commissions or other similar payment in connection with this Agreement.

         3.6 Investment Intent. Each of the ARCap Sellers who will hold the Special Common Interests as a consequence of the transactions contemplated hereby has knowledge and experience in financial and business matters such that it is capable of evaluating the risks and merits associated with the ownership of such Special Common Interests and presently intends to hold such Special Common Interests for its own account for investment, with no intention of making a public distribution thereof. Each of the ARCap Sellers who will hold the Special Common Interests is an "accredited investor" as defined in Regulation D as promulgated under the Securities Act. Each of the ARCap Sellers who will hold the Special Common Interests will not sell or otherwise dispose of such Special Common Interests in violation of the Securities Act or any state securities laws.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF ARCAP

        ARCap hereby represents and warrants to Purchasers that:

          4.1 No Conflict; Government Authorizations.
              --------------------------------------

                        (a) Except as set forth in Section 4.1(a) of the Disclosure Schedule, assuming compliance by the Sellers, CharterMac and the Purchasers with the notification requirements of the HSR Act, if applicable, and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.1(b) of this Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both) (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or formation, limited liability company agreement, by-laws, regulations or other organizational or governing documents of ARCap, the Fund Entities or any of their respective Subsidiaries, (ii) contravene, conflict with or violate any Law or Order applicable to the ARCap, the Fund Entities or any of their respective Subsidiaries, (iii) conflict with or violate or breach any provision of, or give any third party the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract of ARCap, the Fund Entities or any of their respective

          Subsidiaries, or (iv) result in the creation of any Encumbrance (other than restrictions on transfer under applicable state and federal securities laws) on any of the properties or assets of ARCap, the Fund Entities or any of their respective Subsidiaries pursuant to any Contract to which such Person is a party or by which any of such Person's properties or assets are bound or affected, except in the case of clauses (ii), (iii) and (iv) above, for such contraventions, conflicts, violations, breaches, defaults, exercises, accelerations, cancellations, terminations, modifications and creations which could not reasonably be expected to result in a Material Adverse Effect on any such Person.

                        (b) Except as set forth in Section 4.1(b) of the Disclosure Schedule and excluding any consents required pursuant to the LLC Agreement, assuming compliance by the Sellers, CharterMac and the Purchasers with the notification requirements of the HSR Act, if applicable, no material consent of, or registration, declaration, notice or filing with, any Governmental Authority or third party is required to be obtained or made by ARCap, the Fund Entities or any of their respective Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          4.2 Corporate Status. Except as set forth in Section 4.2 of the Disclosure Schedule, each of ARCap, the Fund Entities and their respective Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and each
   (a) has all requisite corporate or limited liability company power and authority to carry on its business as it is now being conducted, and (b) is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, licensed or authorized, except where the failure to have such power and authority or to be so qualified, licensed or authorized would not reasonably be expected to result in a Material Adverse Effect on any such Person. ARCap has made available to Purchaser a true, correct and complete copy of the certificate of incorporation or formation, limited liability company agreement, by-laws, regulations or other organizational or governing documents of each of ARCap, the Fund Entities and their respective Subsidiaries, each as in effect on the date hereof.

          4.3 Authority; Binding Effect. ARCap has all necessary limited liability company power and authority to enter into this Agreement, to carry out ARCap's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by ARCap, and (assuming due authorization and delivery by Sellers Representative, each other Seller, CharterMac and each Purchaser) this Agreement constitutes a legal, valid and binding obligation of ARCap, enforceable against ARCap in accordance with its terms, except as enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          4.4 Capitalization.
              --------------

                        (a) Section 4.4(a) of the Disclosure Schedule sets forth a list of the authorized and outstanding equity interests, name, jurisdiction of organization and record owner of the equity interests of ARCap, the Fund Entities and their respective Subsidiaries, all of which are duly authorized, validly issued, fully paid and nonassessable (except with respect to any capital commitments owed to a Fund Entity and not yet paid) and free and clear of any and all Encumbrances created by the issuer thereof, except for restrictions on transfer imposed under federal and state securities laws or the organizational documents of each such entity and Encumbrances incurred in connection with the financing of the transactions contemplated hereby or otherwise created by CharterMac or any Purchaser. The Seller Units and the CharterMac Units constitute all of the issued and outstanding equity interests issued by ARCap.

                        (b) Except as set forth in Section 4.4(b) of the Disclosure Schedule, there are no existing options, warrants, calls, rights, subscriptions, arrangements, claims, commitments (contingent or otherwise) or other agreements of any character, except as contemplated by this Agreement, to which any of ARCap, the Fund Entities or any of their respective Subsidiaries is a party, or is otherwise subject, requiring, and, except for the Series A Preferred Units listed on Schedule I and Schedule II hereto, there are no securities of any of ARCap, the Fund Entities or any of their respective Subsidiaries outstanding which upon exercise, conversion or exchange would require, the issuance, sale or transfer of any additional equity interests, shares of capital stock or other securities of any of ARCap, the Fund Entities or any of their respective Subsidiaries or securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase capital stock or any other securities of any of ARCap, the Fund Entities or any of their respective Subsidiaries. Other than this Agreement, none of ARCap, the Fund Entities or any of their respective Subsidiaries is a party, or is otherwise subject, to any voting trust or other voting agreement with respect to any securities of ARCap, the Fund Entities or any of their respective Subsidiaries or to any agreement relating to the issuance, sale, redemption, transfer, acquisition or other disposition of the securities of ARCap, the Fund Entities or any of their respective Subsidiaries.

                        (c) Other than as listed in Section 4.4(c) of the Disclosure Schedule, there are no other joint ventures or other Persons in which any of ARCap, the Fund Entities and their respective Subsidiaries own, of record or beneficially, any direct or indirect equity or other similar interest or any right (contingent or otherwise) to acquire the same.

                        (d) Section 4.4(d) of the Disclosure Schedule sets forth all outstanding grants and other interests issued pursuant to the Phantom Plans.

          4.5 Financial Statements; Projections.
              ---------------------------------

                        (a) ARCap has delivered or otherwise made available to Purchaser copies of the audited consolidated balance sheets of ARCap as of December 31st for the fiscal years 2002 through 2005, inclusive, (the "Audited Balance Sheets") and the related audited consolidated statements of operations and cash flows of ARCap for the fiscal years 2002 through 2005, inclusive, in each case accompanied by the audit report of Ernst & Young LLP (the "Audited Financial Statements").

                        (b) ARCap has delivered or otherwise made available to Purchaser copies of an unaudited consolidated balance sheet of ARCap as of March 31, 2006 (the "Unaudited Balance Sheets") and the related unaudited consolidated statements of operations and cash flows of ARCap for the three (3) months then ended (the "Unaudited Financial Statements").

                        (c) ARCap has delivered or otherwise made available to Purchaser copies of the audited consolidated balance sheets of each Fund Reporting Entity as of December 31, 2005 for all fiscal years since inception, inclusive, (the "Fund Reporting Entities Audited Balance Sheets") and the related audited consolidated statements of operations and cash flows of each such Fund Reporting Entity for all fiscal years since inception, inclusive, in each case accompanied by the audit report of Ernst & Young LLP (the "Fund Reporting Entities Audited Financial Statements").

                        (d) ARCap has delivered or otherwise made available to Purchaser copies of the unaudited balance sheets of each Fund Reporting Entity as of March 31, 2006 (the "Fund Reporting Entities Unaudited Balance Sheets" and together with the Audited Balance Sheets, the Unaudited Balance Sheets and the Fund Reporting Entities Audited Balance Sheets, the "Balance Sheets") and the related unaudited statements of operations and cash flows of each such Fund Reporting Entity for the three (3) months then ended (the "Fund Reporting Entities Unaudited Financial Statements", together with the Audited Financial Statements, the Unaudited Financial Statements, the Fund Reporting Entities Audited Financial Statements and the Balance Sheets, the "Financial Statements").

                        (e) As of the date hereof, ARESS has not issued any financial statement to any investor.

                        (f) The Financial Statements were prepared in accordance with GAAP (except as disclosed in the footnotes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of ARCap, the Fund Entities and their respective Subsidiaries as of the date thereof and for the period covered thereby.

                        (g) The Financial Statements were prepared from the books and records of ARCap, the Fund Entities and their respective Subsidiaries, as applicable, which books and records have been maintained in accordance with sound business practices and all applicable Laws and reflect all financial transactions of ARCap, the Fund Entities and their respective Subsidiaries which are required to be reflected in accordance with GAAP. Each of ARCap, the Fund Entities and their respective Subsidiaries, as applicable, maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization (including, with respect to the Fund Entities and their respective Subsidiaries, the authorization of the managing member thereof and required approval, if any, of any investment advisory or similar oversight committee, whether for interested party transactions or otherwise); (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of ARCap in accordance with GAAP and to maintain accountability for ARCap's consolidated assets; (iii) access to the assets of ARCap, the Fund Entities and their respective Subsidiaries is permitted only in accordance with management's authorization (including, with respect to the Fund Entities and their respective Subsidiaries, the authorization of the managing member thereof and required approval, if any, of any investment advisory or similar oversight committee, whether for interested party transactions or otherwise); (iv) the reporting of ARCap's, the Fund Entities' and their respective Subsidiaries' assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. To ARCap's Knowledge there are no significant deficiencies or material weaknesses in the design or operation of the internal control structure and procedures over financial reporting of ARCap, the Fund Entities or any of their respective Subsidiaries.

                        (h) Section 4.5(h) of the Disclosure Schedule sets forth a true, correct and complete copy of the projections relating to ARCap (the "Projections"). The Projections have been prepared by ARCap in good faith. Notwithstanding the foregoing, Purchaser expressly acknowledges that the Projections constitute management's estimates only, and are not and shall not constitute any guarantee or other assurance relating to the future performance of ARCap, the Fund Entities or any of their respective Subsidiaries.

          4.6 Taxes.
               -----

                        (a) Except to the extent set forth in Section 4.6 of the Disclosure Schedule:

                        (i) Each of ARCap, the Fund Entities and their respective Subsidiaries has (i) duly and timely filed (or there has been filed on its behalf) all Tax Returns required to be filed by it (taking into account all applicable extensions, except with respect to the 2003 and 2004 taxable years with respect to ARCap CMBS Fund REIT, Inc., the timely filing of which shall be determined without regard to any available extensions) with the appropriate Taxing Authority and all such Tax Returns are true, correct and complete in all material respects, and (ii) timely paid all Taxes required to be paid whether or not shown as due on such Tax Returns.

                        (ii) There are no Encumbrances for Taxes upon any property or assets of ARCap, the Fund Entities or any of their respective Subsidiaries, except for Encumbrances for Taxes not yet due and payable or for which adequate reserves have been provided in accordance with GAAP in the latest Financial Statement and the Closing Balance Sheet.

                        (iii) There is no audit, examination, deficiency, assessment, refund litigations or proposed adjustment that have been received by ARCap, the Fund Entities or any of their respective Subsidiaries in writing with respect to any Taxes. As of the date hereof, none of ARCap, the Fund Entities or any of their respective Subsidiaries has received notice in writing of any claim made by a Taxing Authority in a jurisdiction where ARCap, such Fund Entity or such Subsidiary does not file a Tax Return, that ARCap, such Fund Entity or such Subsidiary is or may be subject to material taxation by that jurisdiction, where such claim has not been resolved favorably to ARCap, such Fund Entity or such Subsidiary.

                        (iv) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any income Taxes or income Tax deficiencies against any of ARCap, the Fund Entities or any of their respective Subsidiaries.

                        (v) Each of ARCap, the Fund Entities and their respective Subsidiaries is in material compliance with all applicable information reporting and Tax withholding requirements under U.S. federal, state and local, and non-U.S. Tax laws and each has timely withheld, collected, deposited, remitted and paid all required amounts with respect to all employee, independent or dependent contractor, or service provider relationships.

                        (vi) None of ARCap, the Fund Entities or any of their respective Subsidiaries has engaged in any transaction that could give rise to a disclosure obligation as a reportable transaction under Code Section 6011 and each are in material compliance with Code Sections 6111 and 6112 and the Treasury Regulations thereunder related to tax shelter disclosure, registration, list maintenance and record keeping. None of ARCap, the Fund Entities or any of their respective Subsidiaries has at any time engaged in, entered into, participated or sponsored a listed transaction within the meaning of Treasury Regulation Sections 1.6011, 301.6111 or 301.6112.

                        (b) Section 4.6 of the Disclosure Schedule lists each pass-through partnership or limited liability company or other entity that is treated as a partnership, trust or disregarded entity for tax purposes in which ARCap, the Fund Entities or any of their respective Subsidiaries have an equity interest.

          4.7 Intellectual Property.
              ---------------------

                        (a) Except as set forth in Section 4.7 of the Disclosure Schedule, ARCap, the Fund Entities and their respective Subsidiaries own or have a valid right to use all of the proprietary software applications, domain names or registered service marks and/or registered trademarks identified in Section 4.7 of the Disclosure Schedule required for the operation of ARCap, the Fund Entities and their respective Subsidiaries as currently conducted.

                        (b) Section 4.7 of the Disclosure Schedule sets forth all of the following that are owned by ARCap, the Fund Entities and their respective Subsidiaries or which ARCap, the Fund Entities and their respective Subsidiaries have a valid right to use: (i) registered service marks and/or registered trademarks; (ii) domain names; and (iii) proprietary software applications (other than shrink-wrap licenses available to businesses and/or consumers generally). Section 4.7 of the Disclosure Schedule is a true and complete list of all material patents, domain names, registered or applied for trademarks, service marks, or copyrights or trade names (reserved or registered with state authorities) or other similar proprietary rights that are the subject of a registration or an application for registration presently owned, held and/or used by ARCap, the Fund Entities and their respective Subsidiaries.

                        (c) Except as set forth in Section 4.7 of the Disclosure Schedule, no registered service marks and/or registered trademarks identified in Section 4.7 of the Disclosure Schedule have been or are now involved in any opposition or cancellation proceeding and no such proceeding is or has been threatened with respect to any of such service marks and/or registered trademarks.

                        (d) Except as set forth in Section 4.7 of the Disclosure Schedule, no proprietary software application or registered service marks and/or registered trademarks identified in Section 4.7 of the Disclosure Schedule have been or are now involved in any infringement or misappropriation proceeding and no such proceeding is or has been threatened with respect to any of the proprietary software applications or registered service marks and/or registered trademarks.

                        (e) Except as set forth in Section 4.7 of the Disclosure Schedule, ARCap exclusively owns, free and clear of any and all encumbrances all proprietary software applications, domain names and registered service marks and/or registered trademarks identified in
          Section 4.7 of the Disclosure Schedule. Except as set forth in Section
          4.7 of the Disclosure Schedule, all items of Intellectual Property owned by ARCap, the Fund Entities and their respective Subsidiaries, to ARCap's Knowledge, are valid and subsisting and enforceable, except where such invalidity, non substinance or unenforceability would not have a Material Adverse Effect. Except as set forth in Section 4.7 of the Disclosure Schedule, neither ARCap, the Fund Entities nor any of their respective Subsidiaries have received any notice or claim challenging the validity, enforceability, or ownership by ARCap, the Fund Entities or any of their respective Subsidiaries of any of the proprietary software applications, domain names or registered service marks and/or registered trademarks identified on Section 4.7 of the Disclosure Schedule nor to the Knowledge of ARCap is there a reasonable basis for any such claim. Neither ARCap, the Fund Entities nor any of their respective Subsidiaries have taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the proprietary software applications, domain names or registered service marks and/or registered trademarks (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like), except for such action that would not result in a Material Adverse Effect. Except as set forth in Section 4.7 of the Disclosure Schedule, ARCap has obtained an assignment of intellectual property agreement for any employee, independent contractor and/or outside contractor that contributed to the creation, development or improvement of the proprietary software applications identified in Section 4.7 of the Disclosure Schedule.

                        (f) Except as set forth in Section 4.7 of the Disclosure Schedule, ARCap, the Fund Entities and their respective Subsidiaries have taken reasonable steps in accordance with standard industry practices to protect their rights in the proprietary software applications identified in Section 4.7 of the Disclosure Schedule and at all times have taken steps reasonably calculated to maintain the confidentiality of all information that constitutes a trade secret included therein.

                        (g) Except as set forth in Section 4.7 of the Disclosure Schedule, to ARCap's Knowledge, the activities of ARCap, the Fund Entities and their respective Subsidiaries, all as currently conducted, do not infringe upon, misappropriate, violate, or constitute the unauthorized use of, any Intellectual Property of any third party, in a manner which would result in a Material Adverse Effect and neither ARCap, the Fund Entities nor any of their respective Subsidiaries have, within the last two years, received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, or unauthorized use is or may be occurring or has or may have occurred.

          4.8 Information Systems.
              -------------------

                        (a) Section 4.8(a) of the Disclosure Schedule identifies the principal information systems (including operating systems, applications and databases) used by ARCap, the Fund Entities or any of their respective Subsidiaries (the "Information Systems"). Except as described in Section 4.8(a) to the Disclosure Schedule, the Information Systems are, in all material respects, operational and perform the functions for which they were intended to be used, except where such failure would not result in a Material

          Adverse Effect. ARCap, the Fund Entities and their respective Subsidiaries own or have a valid and subsisting license for all of the Information Systems currently used by them in their business, except where the failure to have such a valid and subsisting license would not have a Material Adverse Effect.

                        (b) Except as described in Section 4.8(b) of the Disclosure Schedule, within the past twelve (12) months of the date hereof, ARCap, the Fund Entities and their respective Subsidiaries have not experienced any material disruption to, or material interruption in, its conduct of its business and operations attributable to a defect, bug, breakdown or other failure or deficiency on the part of the Information Systems which has resulted in a Material Adverse Effect. Except for scheduled or routine maintenance which does cause any material disruption to, or material interruption in, the conduct of the business and operations of ARCap, the Fund Entities and their respective Subsidiaries, the Information Systems are, taken as a whole, available for use during normal working hours. Each of ARCap, the Fund Entities and their respective Subsidiaries has taken commercially reasonable steps to provide for the backup and recovery of the data and information critical to the conduct of its business and operations.

           4.9 Legal Proceedings.
               -----------------

                        (a) Except as set forth in Section 4.9 of the Disclosure Schedule, there is no pending Proceeding commenced by or against, or otherwise involving, or, to ARCap's Knowledge, threatened against, ARCap, the Fund Entities or any of their respective Subsidiaries or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by ARCap. To ARCap's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) may give rise to or serve as a basis for the commencement of any such Proceeding by or against, or otherwise involving, ARCap, the Fund Entities or their respective Subsidiaries.

                        (b) ARCap has delivered or otherwise made available to Purchaser copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 4.9 of the Disclosure Schedule. Such Proceeding, if any, listed in Section 4.9 of the Disclosure Schedule will not have a Material Adverse Effect on any such Person.

                        (c) Except as set forth in Section 4.9 of the Disclosure
          Schedule:

                         (i) there is no Order to which any of ARCap, the Fund
Entities or any of their respective Subsidiaries or any of the assets owned or used by any such entity, is subject;

                         (ii) to ARCap's Knowledge, no officer, director, agent
or employee of any of ARCap, the Fund Entities or any of their respective Subsidiaries is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any of ARCap, the Fund Entities or any of their respective Subsidiaries.

                        (d) Except as set forth in Section 4.9 of the Disclosure
          Schedule:

                         (i) each of ARCap, the Fund Entities and their
respective Subsidiaries is, and at all times has been, in material compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                         (ii) no event has occurred or circumstance exists that
may constitute or result in (with or without notice or lapse of time, or both) a material violation of or material failure to comply with any term or requirement of any Order to which any of ARCap, the Fund Entities or any of their respective Subsidiaries, or any of the assets owned or used by any such entity, is subject; and

                         (iii) none of ARCap, the Fund Entities or any of their
respective Subsidiaries has received at any time any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged, possible or potential material violation of, or material failure to comply with, any term or requirement of any Order to which any of ARCap, the Fund Entities or any of their respective Subsidiaries, is or has been subject.

          4.10 Compliance with Laws; Permits.
               -----------------------------

                        (a) Except as set forth in Section 4.10(a) of the Disclosure Schedule, ARCap, the Fund Entities and their respective Subsidiaries are, and since January 1, 2003, have been in material compliance with, and have conducted their business in all material respects so as to comply with, all Laws applicable to their respective businesses.

                        (b) No event has occurred or circumstance exists that (with or without notice or lapse of time, or both) may give rise to any obligation on the part of any of ARCap, the Fund Entities or any of their respective Subsidiaries to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

                        (c) Neither ARCap, the Fund Entities nor any of their respective Subsidiaries has received, at any time since January 1, 2003, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (i) any actual or alleged material violation of, or material failure to comply with any Law, or (ii) any actual or alleged obligation on the part of ARCap, the Fund Entities and their respective Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, which in each case has not been satisfied in all material respects.

                        (d) Section 4.10(d) of the Disclosure Schedule contains a complete and accurate list of each Permit that is held by ARCap, the Fund Entities or any of their respective Subsidiaries. Except as set forth in Section 4.10(d) of the Disclosure Schedule, ARCap, the Fund Entities and their respective Subsidiaries have obtained all material Permits that are necessary to the conduct of their respective businesses as presently being conducted. All material Permits are in full force and effect. Except as set forth in Section 4.10(d) of the Disclosure Schedule:

                         (i) each of ARCap, the Fund Entities and their
respective Subsidiaries is, and at all times since January 1, 2003 has been, in material compliance with all of the terms and requirements of each Permit identified or required to be identified in Section 4.10(d) of the Disclosure Schedule;

                         (ii) no event has occurred or circumstance exists that
may (with or without notice or lapse of time, or both) (A) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any Permit listed or required to be listed in Section 4.10(d) of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any material Permit listed or required to be listed in Section 4.10(d) of the Disclosure Schedule;

                         (iii) none of ARCap, the Fund Entities or any of their
respective Subsidiaries has received, at any time since January 1, 2003, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (A) any actual or alleged material violation of or material failure to comply with any term or requirement of any Permit, or (B) any actual, proposed possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any material Permit, which in each case has not been satisfied in all material respects; and

                         (iv) all applications required to have been filed for
the renewal of all material Permits have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such material Permit have been duly made on a timely basis with the appropriate Governmental Authority.

         4.11 Environmental and Safety and Health Matters.
              -------------------------------------------

         Except for matters which would not reasonably be expected to result in a Material Adverse Effect on any such Person or which are set forth in Section
4.11 of the Disclosure Schedule:

                        (a) ARCap, the Fund Entities and their respective Subsidiaries are, and at all times have been, in compliance with all Environmental Laws; and

                        (b) there is no Environmental Claim pending or threatened against ARCap, the Fund Entities or any of their respective Subsidiaries.

          4.12     Employee Matters and Benefit Plans.
                   ----------------------------------

                        (a) Section 4.12(a) of the Disclosure Schedule sets forth a true and complete list of all Plans. True and complete copies of each of the following documents have been made available by ARCap to Purchaser:

                          (i) each Multiemployer Plan, Pension Plan and Welfare
Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof (including summary plan descriptions and summaries of material modifications) which have been distributed to employees, or to participants or beneficiaries in such plan, all insurance contracts or other funding instruments, and the three most recent annual reports (Form Series 5500), including all schedules and financial statements attached thereto, if any, required under ERISA and the Code;

                          (ii) each other Plan and all amendments thereto
(including a complete description of each Plan that is not in writing, if any); and

                          (iii) the most recent determination letter or opinion
letter, if any, issued by the Internal Revenue Service with respect to each Pension Plan.

                        (b) Each Pension Plan (i) has been established and maintained in material compliance with its terms and with all applicable Laws, including ERISA and the Code, (ii) is qualified and tax exempt under the provisions of Code Sections 401(a) and 501(a) and has been so qualified during the period from its adoption to date, and no event has occurred since the date of the most recent determination letter, opinion letter or application thereof that would adversely affect its qualification.

                        (c) Each Plan has been operated in material compliance with its terms and with all applicable Laws, including, to the extent applicable, the provisions of Part 6 of Title I of ERISA and Section 4980B of the Code.

                        (d) Except as disclosed in Section 4.12(d) of the Disclosure Schedule, (i) neither ARCap, nor any of its Subsidiaries, nor, to the Knowledge of ARCap, any Plan or any party in interest (as defined in Section 3(14) of ERISA) with respect to any such Plan has engaged in any prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code with respect to a Plan for which there is no statutory exemption under Section 408 of ERISA or Section 4975 of the Code, and (ii) there is no material litigation, lien, disputed claim, governmental proceeding or investigation pending or, to the Knowledge of ARCap, threatened or reasonably anticipated with respect to any of such Plans, the assets of such Plans (other than routine claims for benefits), any related trusts, or any fiduciary, trustee, administrator or sponsor of such Plans.

                        (e) Except as disclosed in Section 4.12(e) of the Disclosure Schedule, no Welfare Plan provides for post-retirement medical, life insurance or disability benefits.

                        (f) Neither ARCap, nor any of its Subsidiaries, nor any ERISA Affiliate has maintained, contributed to or otherwise had any obligation with respect to (i) any Multiemployer Plan, (ii) any Pension Plan subject to Title IV of ERISA or Section 412 of the Code, or (iii) any "multiple employer welfare arrangement" as defined in
          Section 3(40) of ERISA.

                        (g) With respect to each Plan, as of the Closing, substantially all required payments, premiums, and contributions for all periods ending prior to or as of the Closing shall have been made or accrued on the books and records of ARCap and its Subsidiaries. Neither ARCap, nor any of its Subsidiaries, nor any ERISA Affiliate, nor any Plan or associated trust or funding vehicle has any assets subject to liens or other encumbrances with respect to any Plan.

                        (h) Except as set forth in Section 4.12(h) of the Disclosure Schedule, as of the Closing, neither ARCap nor any of its Subsidiaries (i) is a party to any Contract or Plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of any Company, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or (ii) has made any payments, is obligated to make any payments, or is a party to any Contract or Plan that would reasonably be expected to obligate it to make any payments, or is a party to any Contract or Plan that would reasonably be expected to obligate it to make any payments that will not be deductible by reason of Sections 162, 280G or 404 of the Code.

                        (i) Except as set forth in Section 4.12(i) of the Disclosure, no Plan or payment or benefit provided pursuant to any Plan between ARCap or any of its Subsidiaries and any "service provider" (within the meaning of Section 409A of the Code) will or may provide for the deferral of compensation subject to Section 409A of the Code, whether pursuant to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events). Each Plan that is a nonqualified deferred compensation plan subject to Section 409A of the Code has been operated and administered in good faith compliance with
          Section 409A from the period beginning January 1, 2005 through the date hereof.

                        (j) Except to the extent required by this Agreement, none of ARCap or any of its Subsidiaries has any formal plan or commitment (whether or not legally binding) either to create any plan or arrangement that would constitute a Plan, or to make any contributions, modifications, or changes to any Plan, other than in the ordinary course of business and consistent with past practice with regard to amounts.

                        (k) There are no collective bargaining agreements, memoranda of understanding, side letters or other written agreements with any union or labor organization applicable to the employees of ARCap or any of its Subsidiaries or to which any of ARCap or any of its Subsidiaries is a party, a signatory, or otherwise bound.

                        (l) There are no pending, threatened or reasonably anticipated labor disputes, strikes, work stoppages, representation proceedings or attempted union organizing campaigns between any of ARCap or any of its Subsidiaries and any union representing the employees of ARCap or any of its Subsidiaries or any other collective bargaining representative of such employees.

                        (m) Section 4.12(m) of the Disclosure Schedule identifies all written material employment, consulting or independent contractor agreements to which ARCap or any of its Subsidiaries is a party with respect to any employee of ARCap or any of its Subsidiaries that are in effect currently or under which any of ARCap or any of its Subsidiaries have any liability.

                        (n) ARCap has provided Purchaser with (i) a true and complete list, dated as of June 30, 2006, of all employees of ARCap, the Fund Entities and their respective Subsidiaries, including their names, date of hire, current rate of compensation, employment status (i.e., active, inactive, on authorized leave and reason therefor), department, title, exempt or non-exempt status, and full-time or part-time status; (ii) a copy of all employee handbooks, supervisory handbooks, employment procedures manuals, and written employment policies that are in effect currently; and (iii) a copy of all EEO-1 or similar reports and of all affirmative action plans prepared or submitted to any Governmental Authority by or on behalf of any of ARCap, the Fund Entities or any of their respective Subsidiaries since two years prior to the Closing Date.

                        (o) Except as set forth in Section 4.12(o) of the Disclosure Schedule, the consummation of the transactions contemplated hereby (and not, for the avoidance of doubt, any acts taken by Purchaser, ARCap or any of their respective Subsidiaries on or after Closing) will not cause Purchaser, ARCap or any of their respective Subsidiaries to incur or suffer any liability relating to, or obligation to pay, severance, termination, acceleration of vesting or payment, or other payments to any Person under any Contract to which ARCap or any of its Subsidiaries is a party.

         4.13 Affiliate Arrangements.
              ----------------------

         Except as set forth in Section 4.13 of the Disclosure Schedule and excluding this Agreement, none of the ARCap Sellers and (to ARCap's Knowledge) their Affiliates (other than any of ARCap, the Fund Entities or any of their respective Subsidiaries), on the one hand, and ARCap, the Fund Entities or any of their respective Subsidiaries, on the other hand, have any interest in or are a party to any Contract with, or relating to, ARCap, the Fund Entities or any of their respective Subsidiaries or their respective businesses, that was not negotiated and executed on an arms-length basis.

          4.14 Finder's Fee.
               ------------

         Except for Bear, Stearns & Co. Inc., neither ARCap, any Fund Entity nor any of their respective Subsidiaries has incurred or will incur any obligation or liability to any party for any brokerage or finder's fee or agent's commission, or the like, in connection with the transactions contemplated by this Agreement.

          4.15 Books and Records. The books of account, minute books, stock record books, and other records of ARCap, the Fund Entities and their respective Subsidiaries, all of which have been made available to Purchaser, are complete and correct in all material respects and have been maintained in accordance with sound business practices applicable to companies comparable in size and nature to ARCap, including the maintenance of an adequate system of internal controls. The minute books of ARCap, the Fund Entities and their respective Subsidiaries contain accurate and complete records, in all material respects, of all duly-called and held meetings held of, and action taken by, the stockholders, the members, the boards of directors, and committees of the boards of directors of ARCap, the Fund Entities and their respective Subsidiaries, and no duly-called meeting of any such stockholders, members, boards of directors or committees has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of such books and records will be in the possession of ARCap.

          4.16 Other Agreements. To ARCap's Knowledge, there are no agreements between and among the members of ARCap with respect to the management or operation of ARCap other than the LLC Agreement and this Agreement.

          4.17 No Undisclosed Liabilities. Except as set forth on the Unaudited Balance Sheets, or as otherwise disclosed herein or in the Disclosure Schedule, ARCap, the Fund Entities and their respective Subsidiaries have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for (i) liabilities or obligations reflected or reserved against in the Financial Statements, (ii) current liabilities incurred in the ordinary course of business since the respective dates thereof and (iii) liabilities and obligations incurred in connection with the execution of this Agreement.

          4.18 Fund Entities.
               -------------

                        (a) Since each of the Fund Entities' respective date of organization, and assuming the truth and accuracy of the investment representations made to the Fund Entities by their respective investors, none of the Fund Entities has been required to register as an investment company under the Investment Company Act of 1940.

                        (b) Since each of the Fund Entities' respective date of organization, none of the Fund Entities have sponsored or participated in the distribution by public or private offering of any interests in any of the Fund Entities or other entities or Persons other than pursuant to, and as described in, the Fund PPMs, in each case when read together with the related Final Fund Documents in their entirety.

          4.19 Investment Company; Investment Advisor. Assuming the truth and accuracy of the investment representations made to ARCap and the Fund Entities by their respective investors, none of ARCap, the Fund Entities nor any of their respective Subsidiaries has been required to register as an investment company under the Investment Company Act of 1940. Assuming the truth and accuracy of the investment representations made to ARCap and the Fund Entities by their respective investors, neither ARCap, ARCap REIT nor ARCap Fund Management, L.L.C. is or has been required to register as an investment adviser under the Investment Advisers Act of 1940.

          4.20 Offering Memoranda. Each of the Fund PPMs, ARCap 2003-1 Resecuritization Trust Offering Memorandum, ARCap 2004-1 Resecuritization Trust Offering Memorandum, ARCap 2005-1 Resecuritization Trust Offering Memorandum, ARCap 2004-RR3 Resecuritization Trust Offering Memorandum, ARCap 2005-RR5 Resecuritization Trust Offering Memorandum and ARCap 2006-RR7 Resecuritization Trust Offering Memorandum, together, in each case, with any supplements thereto, in each case when read together with the related Final Fund Documents in their entirety, did not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.21 Fund Reports.
               ------------

                        (a) ARCap has previously made available to Purchaser (or with respect to reports furnished after the date hereof and prior to the Closing Date, will simultaneously with its delivery to the members or stockholders of each of the Fund Reporting Entities furnish to Purchaser) true, complete and correct copies of the last annual and periodic reports furnished by the managing member or the corporation to the members and stockholders, respectively, of the Fund Reporting Entity (collectively, the "Fund Entity Reports"). Each of the Fund Reporting Entities has furnished in all material respects all reports to its members or stockholders which are required to be furnished by it under the respective certificate of incorporation or formation, limited liability company agreement, by-laws, regulations or other organizational or governing documents of the Fund Reporting Entities. All financial statements contained in the Fund Entity Reports fairly present in accordance with GAAP the financial position and results of operations of the respective Fund Reporting Entity at the date and for the periods indicated and, if required under the respective certificate of incorporation or formation, limited liability company agreement, by-laws, regulations or other organizational or governing documents of the Fund Reporting Entity, have been prepared in conformity with GAAP. The accountants who expressed an opinion on such financial statements are, with respect to the respective Fund Reporting Entity, reasonably believed by ARCap to be independent public accountants.

                        (b) Since the respective dates as of which information is given in any of the Fund Entity Reports and the Fund PPMs (whichever is most recently distributed) to the date hereof, except as may otherwise be stated in or contemplated by such document or on
          Section 4.21(b) of the Disclosure Schedule: (i) there has not been any material adverse change in the condition (financial or otherwise) of the respective Fund Reporting Entity, or any material properties or assets of the Fund Reporting Entity whether or not arising in the ordinary course of business; and (ii) there has not been any material transaction entered into by the Fund Reporting Entity (except as otherwise in conformity with the investment objective of such Fund Reporting Entity), other than in the ordinary course of business.

          4.22 REIT. Except as set forth in Section 4.22 of the Disclosure Schedule, ARCap REIT, ARCap CMBS Fund REIT, Inc. and ARCap CMBS Fund II REIT, Inc. each have been organized and each of their operations have been conducted and maintained at all times in conformity with the requirements for qualification as a real estate investment trust under the Code, including the making of timely and valid REIT elections and the satisfaction of the income and asset tests of Code Section 856(c) and the distribution tests of Code Section 857. ASI and ARCap REIT have made a valid election to treat ASI as a taxable REIT subsidiary under Section 856(l) of the Code at all times since the formation of ASI. RR3, RR5 and AFC are properly treated as qualified REIT subsidiaries of ARCap REIT under Section 856(i) of the Code. ARCap 2003-1 Resecuritization, Inc., ARCap 2004-1 Resecuritization, Inc. and ARCap

    2006-RR7 Resecuritization, Inc. are properly treated as qualified REIT subsidiaries of ARCap CMBS Fund REIT, Inc. under Section 856(i) of the Code. ARCap 2005-1 Resecuritization, Inc. is properly treated as a qualified REIT subsidiary of ARCap CMBS Fund II REIT, Inc. under Section 856(i) of the Code.

          4.23 Contracts; No Defaults.
               ----------------------

                        (a) Section 4.23(a) of the Disclosure Schedule contains a complete and accurate list, and ARCap has delivered to Purchaser true and correct copies, of all limited liability company agreements, employment Contracts, lines of credit Contracts, master repurchase Contracts, Contracts related to Intellectual Property and any other Contract involving payments in an aggregate amount equal to or in excess of $50,000, which are not terminable in 30 days or less to which ARCap, the Fund Entities and their respective Subsidiaries are a party.

                        (b) Except as set forth in Section 4.23(b) of the Disclosure Schedule, no Contract identified or required to be identified in Section 4.23(a) of the Disclosure Schedule is in default by its terms as a result of any act or omission by ARCap, the Fund Entities or any of their respective Subsidiaries or has been canceled by any counterparty thereto, and none of ARCap, the Fund Entities or any of their respective Subsidiaries are in receipt of any claim of default under any such agreement.

                        (c) Except as set forth in Section 4.23(c) of the Disclosure Schedule:

                         (i) each of ARCap, the Fund Entities and their
respective Subsidiaries has been in material compliance with all applicable terms and requirements of each material Contract under which such entity has or had any obligation or liability or by which such entity or any of the assets owned or used by such entity is or was bound;

                         (ii) to ARCap's Knowledge, each other Person that has
or had any obligation or liability under any material Contract under which ARCap, the Fund Entities or any of their respective Subsidiaries has or had any rights is in material compliance with all applicable terms and requirements of such Contract;

                         (iii) to ARCap's Knowledge, no event has occurred or
circumstance exists that (with or without notice or lapse of time, or both) may contravene, conflict with, or result in a violation or breach of, or give either ARCap, the Fund Entities or any of their respective Subsidiaries or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract; and

                         (iv) neither ARCap, any Fund Entity nor any of their
respective Subsidiaries have given to or received from any Person any notice or other communication (whether oral or written) regarding any actual or alleged violation or breach of, or default under, any material Contract.

                        (d) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to either ARCap, the Fund Entities or any of their respective Subsidiaries under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

          4.24 Insurance. Section 4.24 of the Disclosure Schedule identifies all of the policies of insurance and bonds of ARCap, the Fund Entities and each of their respective Subsidiaries. ARCap, the Fund Entities and each of their respective Subsidiaries have policies of insurance and bonds of the type and in the amounts customarily carried by persons conducting businesses or owning assets similar to those of ARCap, the Fund Entities and each of their respective Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and ARCap, the Fund Entities and each of their respective Subsidiaries are otherwise in material compliance with the terms of such policies and bonds. ARCap has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          4.25 Leases.
               ------

                        (a) Section 4.25 of the Disclosure Schedule identifies all of the real property presently leased by ARCap, the Fund Entities and their respective Subsidiaries which is used in connection with the business of such entities (collectively, the "Leased Real Property") and contains a complete and accurate list of each of the leases, including all amendments thereto, with respect to the Leased Real Property (each a "Lease" and collectively, the "Leases"). ARCap has made available to Purchaser true and complete copies of the Leases, including all schedules, amendments and modifications thereto. ARCap, the Fund Entities and their respective Subsidiaries do not own any real property. Other than the Leases, to ARCap's Knowledge, the Leased Real Property is not subject to any other leases or occupancy agreements, rights of first refusal, options to purchase or other rights of occupancy.

                        (b) Each Lease remains unmodified and is in full force and effect, and ARCap, the Fund Entities and their respective Subsidiaries hold a valid and existing leasehold interest under each of the Leases to which it is a party for the term(s) set forth therein. There are no other written or oral agreements amending or in connection with the Leases. ARCap, the Fund Entities and their respective Subsidiaries are not in material default or material breach of any Lease nor, to ARCap's Knowledge, is any other party thereto. To ARCap's Knowledge, no events have occurred and no circumstances exist which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a material default.

                        (c) ARCap, the Fund Entities or any of their respective Subsidiaries have not received written notice of any pending or threatened condemnations, planned public improvements, annexation, special assessments, zoning or subdivision changes, or other claims affecting the Leased Real Property.

                        (d) To ARCap's Knowledge, there is no private restrictive covenant or governmental use restriction (including zoning) on all or any portion of the Leased Real Property that prohibits the current use of the same.

           4.26 Partnership Treatment. Each of ARCap High Yield CMBS Fund, L.L.C., ARCap Diversified Risk CMBS Fund, L.L.C., ARCap High Yield CMBS Fund II, L.L.C., ARCap Diversified Risk CMBS Fund II, L.L.C. and ARCap Real Estate Special Situations Mortgage Fund, L.L.C. at all times has been properly treated as a partnership under the Code for federal income tax purposes and for all state and local tax purposes, and no election has been made to treat any such entity as a corporation or disregarded entity for Tax purposes. None of ARCap High Yield CMBS Fund, L.L.C., ARCap Diversified Risk CMBS Fund, L.L.C., ARCap High Yield CMBS Fund II, L.L.C., ARCap Diversified Risk CMBS Fund II, L.L.C. or ARCap Real Estate Special Situations Mortgage Fund, L.L.C. is or at any time has been or under applicable Law properly should be or should have been treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

           4.27 Registration. The offer and sale of securities by each of ARCap, the Fund Entities or any of their respective Subsidiaries, did not require the registration of such securities under the Securities Act or applicable state securities laws. The issuance of such securities has been conducted in accordance with exemptions from registration under the Securities Act and applicable state securities laws.

           4.28 Servicing. ARCap, the Fund Entities and their respective Subsidiaries have complied in all material respects with (i) all applicable Laws and rating agency servicing standards with respect to all outstanding Serviced Loans as to which any of them acts as a servicer, whether as a master servicer, special servicer, subservicer or otherwise, and (ii) the material terms of the applicable Servicing Agreement and mortgage loan documents relating to such Serviced Loans. As of the date of this Agreement, ASI has a special servicer rating of "Strong" by Standard & Poor's and ASI has not received any notice of any ratings downgrade; provided, that no representation or warranty is made by ARCap with respect to any effect that the transactions contemplated hereby may have on such rating.

          4.29 Serviced Loan Schedule. A true, complete and accurate copy of ARCap's watchlist policy has been provided to Purchaser. Section 4.29 of the Disclosure Schedule sets forth a true, complete and accurate list of each outstanding Specially Serviced Loan as of June 30, 2006. 4.30 ERISA. Except as set forth in Section 4.30 of the Disclosure Schedule, none of the Fund Entities are parties to, or have any liability or obligation with respect to, any Plan. With respect to each Fund Entity, based upon the truth of the representations made to ARCap and each Fund Entity by their respective investors, either of the following is true:

                        (a) such Fund Entity (A) is not (a) an "employee benefit plan" within the meaning of Section 3(3) of ERISA, (b) a "plan" defined in Section 4975 of the Code, (c) a governmental plan within the meaning of Section 3(32) of ERISA, or (d) a collective investment vehicle made up of two or more of such plans; and (B) no portion of the assets of any such Fund Entity constitutes "plan assets" within the meaning of the plan asset regulations promulgated by the U.S. Department of Labor at 29 C.F.R. 2510.3-101 et. seq. (1986); or

                        (b) neither ARCap, nor any of its Subsidiaries, nor any Fund Entity nor, to ARCap's Knowledge, any party in interest (as defined in Section 3(14) of ERISA) with respect to any Fund Entity has engaged in any non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code with respect to a Fund Entity that would reasonably be expected to result in any material liability to ARCap, any of its Subsidiaries, any Fund Entity or Purchaser.

          4.31 Disclosure. No representation or warranty of ARCap in this Agreement and no statement of ARCap in the Disclosure Schedule, when all such representations, warranties and statements are read together in their entirety, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          4.32 No Material Adverse Change. Since December 31, 2005, except as set forth on Section 4.32 of the Disclosure Schedule, no material adverse change has occurred with respect to ARCap, the Fund Entities or their respective Subsidiaries or circumstance exists that may result in a material adverse change with respect to ARCap, the Fund Entities or their respective Subsidiaries. An event, fact, violation, breach, inaccuracy, circumstance or other matter will be deemed to have caused a "material adverse change" with respect to ARCap, the Fund Entities and their respective Subsidiaries if such event, fact, violation, breach, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or may be expected to have or give rise to a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations, financial performance of any of ARCap, the Fund Entities or their respective Subsidiaries, taken as a whole, (ii) the ability of ARCap to consummate the transactions contemplated by this Agreement or to perform any of its obligations under this Agreement or (iii) Purchaser's ability to exercise ownership rights with respect to the Cash Units.

           4.33 Intercompany Accounts. Section 4.33 of the Disclosure Schedule sets forth all intercompany accounts between any of ARCap Sellers or (to ARCap's Knowledge) their Subsidiaries (other than any of ARCap, the Fund Entities and their respective Subsidiaries), on the one hand, and any of ARCap, the Fund Entities and their respective Subsidiaries, on the other hand.

           4.34 Disclaimer of Other Representations and Warranties. Except as expressly set forth in Article 3 and Article 4 of this Agreement, neither Sellers Representative, ARCap, nor any of the Sellers makes any representation or warranty, express or implied, at law or in equity, with respect to ARCap, the Fund Entities, any of their respective Subsidiaries, their respective businesses or financial condition or any of their assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

           4.35 Disclosure Schedule. Any information provided in writing to ARCap by any ARCap Seller for inclusion in the Disclosure Schedule with respect to matters covered by Article 3 of this Agreement has been included in the Disclosure Schedule.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF ARCAP REIT

          ARCap REIT hereby represents and warrants to Purchasers:

          5.1 No Conflict; Government Authorizations.
              --------------------------------------

                        (a) Except as set forth in Section 5.1(a) of the Disclosure Schedule, assuming compliance by the ARCap Sellers, ARCap, CharterMac and the Purchasers with the notification requirements of the HSR Act, if applicable, and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 5.1(b) of this Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both) (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of ARCap REIT or ASI, (ii) contravene, conflict with or violate any Law or Order applicable to ARCap REIT or ASI, (iii) conflict with or violate or breach any provision of, or give any third party the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract of ARCap REIT or ASI, or
          (iv) result in the creation of any Encumbrance (other than restrictions on transfer under applicable state and federal securities laws) on any of the properties or assets of ARCap REIT or ASI pursuant to any Contract to which such Person is a party or by which any of such Person's properties or assets are bound or affected, except in the case of clauses (ii), (iii) and (iv) above, for such contraventions, conflicts, violations, breaches, defaults, exercises, accelerations, cancellations, terminations, modifications and creations which could not reasonably be expected to result in a Material Adverse Effect on any such Person.

                        (b) Except as set forth in Section 5.1(b) of the Disclosure Schedule, assuming compliance by the ARCap Sellers, ARCap, CharterMac and the Purchasers with the notification requirements of the HSR Act, if applicable, no material consent of, or registration, declaration, notice or filing with, any Governmental Authority or third party is required to be obtained or made by ARCap REIT or ASI in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

           5.2 Corporate Status. Each of ARCap REIT and ASI is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each (a) has all requisite corporate power and authority to carry on its business as it is now being conducted, and (b) is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, licensed or authorized, except where the failure to have such power and authority or to be so qualified, licensed or authorized would not reasonably be expected to result in a Material Adverse Effect on either such Person.

           5.3 Authority; Binding Effect. ARCap REIT has all necessary power and authority to enter into this Agreement, to carry out ARCap REIT's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by ARCap REIT, and (assuming due authorization and delivery by Sellers Representative, ARCap, each other Seller, CharterMac and each Purchaser) this Agreement constitutes a legal, valid and binding obligation of ARCap REIT, enforceable against ARCap REIT in accordance with its terms, except as enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          5.4 Ownership.
              ---------

                        (a) The authorized capital stock of ASI consists solely of 3000 shares of common stock, of which 3000 shares have been issued and are outstanding (the "ASI Stock"). The ASI Stock is authorized, validly issued, fully paid and nonassessable. ARCap REIT owns the ASI Stock free and clear of all Encumbrances (other than restrictions on transfer under applicable state and federal securities laws), and upon the transfer of such ASI Stock in accordance with this Agreement, Purchaser 1 will receive good and valid title to the ASI Stock purchased hereby free and clear of all Encumbrances (other than restrictions on transfer under applicable state and federal securities laws). Except as set forth in Section 5.4 of the Disclosure Schedule and except for this Agreement, there are no existing options, warrants, calls, rights, subscriptions, arrangements, claims, commitments (contingent or otherwise) or other agreements of any character to which either of ARCap REIT or ASI is a party, or is otherwise subject, requiring, and there are no securities of either of ARCap REIT or ASI outstanding which upon exercise, conversion or exchange would require, the issuance, sale or transfer of any additional shares of ASI Stock or securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase ASI Stock. Neither ARCap REIT or ASI is a party, or is otherwise subject, to any voting trust or other voting agreement with respect to ASI Stock or to any agreement relating to the issuance, sale, redemption, transfer, acquisition or other disposition of ASI Stock.

          5.5 Legal Proceedings; Orders.
              -------------------------

                        (a) Except as set forth in Section 5.5 of the Disclosure Schedule, there is no pending Proceeding commenced by or against, or otherwise involving, or, to ARCap REIT's Knowledge, threatened against, ARCap REIT or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by ARCap REIT. To ARCap REIT's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) may give rise to or serve as a basis for the commencement of any such Proceeding described in this Section 5.5(a).

                        (b) ARCap REIT has delivered to Purchasers copies of all pleadings, correspondence, and other documents relating to each such Proceeding listed in Section 5.5 of the Disclosure Schedule. Such Proceeding, if any, listed in Section 5.5 of the Disclosure Schedule will not have a Material Adverse Effect on any such Person.

          5.6 Brokers or Finders. Except with respect to Bear, Stearns & Co. Inc., ARCap REIT and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finder's fees or agents' commissions or other similar payment in connection with this Agreement.

          5.7 Disclosure. No representation or warranty of ARCap REIT in this Agreement and no statement of ARCap REIT in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE 6

           REPRESENTATIONS AND WARRANTIES OF CHARTERMAC AND PURCHASERS

         CharterMac and Purchasers jointly and severally hereby represent and warrant to ARCap and each Seller as follows:

          6.1 Corporate Status. Each of CharterMac and Purchasers is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and each of CharterMac and Purchasers (a) has all requisite power and authority to carry on its business as it is now being conducted, and (b) is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, licensed or authorized, except where the failure to have such power and authority or to be so qualified, licensed or authorized would not reasonably be expected to result in a Material Adverse Effect on CharterMac.

          6.2 Authority. Each of CharterMac and Purchasers has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of CharterMac and Purchasers, and (assuming due authorization and delivery by Sellers Representative, Sellers and ARCap) this Agreement constitutes a legal, valid and binding obligation of each of CharterMac and Purchasers, enforceable against CharterMac and Purchasers in accordance with its terms, except as enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          6.3 No Conflict; Required Filings.
              -----------------------------

                        (a) Assuming compliance by the Sellers and ARCap with the notification requirements of the HSR Act, if applicable, and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 6.3
          (b) of this Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both)
          (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or formation, limited liability company agreement, by-laws, regulations or other organizational or governing documents of CharterMac or Purchasers, (ii) conflict with or violate any Law or Order applicable to CharterMac or Purchasers, or
          (iii) result in the creation of any Encumbrance (other than restrictions on transfer under applicable state and federal securities laws) on any of the properties or assets of CharterMac or Purchasers pursuant to any Contract to which CharterMac or Purchasers is a party or by which any of CharterMac's or Purchasers' properties or assets are bound or affected, except in each case for such violations, conflicts, breaches and creations which could not reasonably be expected to result in a Material Adverse Effect on CharterMac.

                        (b) Assuming compliance by the Sellers and ARCap with the notification requirements of the HSR Act, if applicable, no material consent of, or registration, declaration, notice or filing with, any Governmental Authority is required to be obtained or made by CharterMac or Purchasers in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than those that, if not made or obtained, individually or in the aggregate, would not materially hinder or materially delay the Closing or would not reasonably be expected to result in a Material Adverse Effect on CharterMac.

          6.4 Legal Proceedings. There are no Proceedings pending or, to the Knowledge of CharterMac or Purchasers, threatened against CharterMac or Purchasers or any of their Affiliates or any of their respective properties that could reasonably be expected to have a Material Adverse Effect on CharterMac, or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by Purchasers.

          6.5 Finder's Fee. None of CharterMac nor either Purchaser has incurred any obligation or liability to any party, other than UBS Securities LLC (whose fees Purchasers acknowledges are their sole responsibility), for any brokerage or finder's fee or agent's commission or the like, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchasers.

          6.6 No Reliance. Purchasers acknowledge and agree that none of Sellers Representative, Sellers, ARCap, the Fund Entities, their respective Subsidiaries, nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding ARCap, the Fund Entities, their respective Subsidiaries, their real property or their business or other matters that is not included in this Agreement, the Disclosure Schedule attached hereto, or in any ARCap Closing Certificate. Without limiting the generality of the foregoing, none of Sellers Representative, Sellers, ARCap, the Fund Entities, their respective Subsidiaries nor any other Person has made a representation or warranty to CharterMac or Purchasers with respect to (a) any projections, estimates or budgets for the businesses of any of ARCap, the Fund Entities or their respective Subsidiaries, or (b) any material, documents or information relating to any of ARCap, the Fund Entities or their respective Subsidiaries made available to CharterMac, Purchasers, or their counsel, accountants or advisors in any data room or otherwise, except as expressly covered by this Agreement, the Disclosure Schedule attached hereto, or in any ARCap Closing Certificate.

          6.7 Special Common Interests. Each of the Special Common Interests held by holders of Exchange Units electing to receive Non-Cash Consideration pursuant to this Agreement will be, as of the Closing, duly authorized, validly issued, fully paid and nonassessable and, assuming the truth of the representations and warranties of such holders set forth in Section 3.6 hereof, the conversion of Exchange Units into Special Common Interests will be exempt from registration under the Securities Act. Each of the CharterMac Common Shares (as defined in the Exchange Rights Agreement) issued to holders of Special Common Interests pursuant to the Exchange Rights Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and, assuming the truth of the representations and warranties of such holders set forth in Section 3.2 of the Exchange Rights Agreement at the time of issuance, such issuance will be exempt from registration under the Securities Act.

          6.8 Restricted Common Shares. Each of the Restricted Common Shares issued to the Continuing Employees in the amounts set forth in Schedule VI will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. Each of the Restricted Common Shares, when issued to the Continuing Employees, will have been issued under a registration statement on Form S-8 filed with the SEC, which registration statement is effective and for which no stop order has been issued.

          6.9 SEC Documents; Financial Statements.
              -----------------------------------

                        (a) CharterMac has filed all forms, reports and documents required to be filed by CharterMac with the SEC since January 1, 2003 and heretofore has made available to ARCap copies, in the form filed with the SEC, of (i) its Annual Report on Form 10-K for the fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 2006, (iii) all definitive proxy statements relating to CharterMac's meetings of stockholders (whether annual or special) held since January 1, 2003 and (iv) all other forms, reports and registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above and excluding exhibits to registration statements and materials relating to stock option and compensation plans) filed with the SEC by CharterMac since January 1, 2003 and prior to the date hereof, and CharterMac will have made available to ARCap true and complete copies of any additional documents filed with the SEC by CharterMac after the date hereof and prior to the Closing Date (collectively, the "CharterMac SEC Documents"). As of their respective filing dates, the CharterMac SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and none of the CharterMac SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed CharterMac SEC Document.

                        (b) The financial statements of CharterMac, including the notes thereto, included in the CharterMac SEC Documents (the "CharterMac Financial Statements") were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Forms 10-Q). The CharterMac Financial Statements fairly present in all material respects the consolidated financial condition and operating results of CharterMac and its consolidated subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in CharterMac accounting policies except as described in the notes to the CharterMac Financial Statements.

          6.10 Absence of Undisclosed Liabilities. CharterMac has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet included in CharterMac's Quarterly Report on Form 10-Q heretofore provided to ARCap for the period ended March 31, 2006 (the "CharterMac Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the CharterMac Balance Sheet under GAAP, and (iii) those incurred in the ordinary course of business since the CharterMac Balance Sheet Date and consistent with past practice.

          6.11 Absence of Certain Changes. Since March 31, 2006 (the
    "CharterMac Balance Sheet Date"), other than with respect to any action taken by CharterMac and Purchasers in connection with the transactions contemplated by this Agreement and the financing of the Purchase Price, each of CharterMac and Purchasers has conducted its business in the ordinary course in a manner consistent with past practice and there has not occurred:
    (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect on CharterMac; (ii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of CharterMac, or any direct or indirect redemption, purchase or other acquisition by CharterMac of any of its shares of capital stock; (iii) any material amendment or change to CharterMac's certificate of incorporation or by-laws; or (iv) any negotiation or agreement by CharterMac to do any of the things described in the preceding clauses (i) through (iii).

          6.12 Investment Intent. Each of Purchasers has knowledge and experience in financial and business matters such that it is capable of evaluating the risks and merits associated with the acquisition of the Cash Units and ASI Stock, as applicable, is an "accredited investor" as defined in Regulation D as promulgated under the Securities Act and is acquiring the Cash Units and ASI Stock, as applicable, for its own account for investment, with no present intention of making a public distribution thereof. Purchasers will not sell or otherwise dispose of the Cash Units or ASI Stock in violation of the Securities Act or any state securities laws.

                                   ARTICLE 7

                                   COVENANTS

           7.1 Interim Operations of the Companies. Except as permitted, required or contemplated by this Agreement, including those actions contemplated in Section 7.1 of the Disclosure Schedule, during the period commencing on the date hereof and ending on the Closing Date, ARCap shall, and shall cause its Subsidiaries, the Fund Entities and the Fund Entities' respective Subsidiaries to, conduct their respective businesses in the ordinary course substantially consistent with past practice and seek to preserve intact the assets of and the business organizations and relationships with employees, suppliers, agents, landlords and third parties having material business dealings with ARCap, the Fund Entities and their respective Subsidiaries. Without limiting the generality of the foregoing, except: (1) as otherwise expressly contemplated by, or required to consummate the transactions contemplated by, this Agreement; (2) for actions approved in advance by Purchasers in writing (which approval shall not be unreasonably withheld or delayed); (3) as required to comply with applicable Law (provided that prompt written notice of such compliance is given to Purchasers); and (4) as set forth in Section 7.1 of the Disclosure Schedule, from and after the date hereof and ending on the Closing Date, ARCap shall not, and shall cause its Subsidiaries, the Fund Entities and the Fund Entities' respective Subsidiaries not to, take any of the following actions:

                        (a) adopt any change in their respective certificate of incorporation or formation, limited liability company agreement, by-laws, regulations or other organizational or governing documents of such Person;

                        (b) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, merger, consolidation, restructuring, recapitalization or other reorganization of any of ARCap, the Fund Entities or any of their respective Subsidiaries;

                        (c) (A) issue, sell, transfer, pledge, dispose of or encumber any securities issued by ARCap, the Fund Entities or any of their respective Subsidiaries, (B) split, combine, subdivide or reclassify any securities of ARCap, the Fund Entities or any of their respective Subsidiaries, (C) declare, set aside or pay any dividend or other distribution, other than dividends or other distributions payable in cash, with respect to the Seller Units or any securities issued by ARCap, the Fund Entities or any of their respective Subsidiaries; or (D) redeem, purchase or otherwise acquire directly or indirectly the Seller Units or any securities of ARCap, the Fund Entities or any of their respective Subsidiaries;

                        (d) increase the benefits under any Plans or modify any Plan where such modification has a cost impact on ARCap, the Fund Entities or any of their respective Subsidiaries or increase the compensation payable to any employee, director or consultant of ARCap, the Fund Entities or any of their respective Subsidiaries;

                        (e) create any new arrangement, agreement, policy or practice that would constitute a Plan, including, without limitation, any employment agreements or severance agreements with new employees, directors or consultants;

                        (f) enter into any Contract or consummate any transaction involving the acquisition of the business, stock, assets or other properties of any other Person (other than purchases in the ordinary course of business consistent with past practice);

                        (g) sell, lease, license or otherwise dispose of any assets or property, including Intellectual Property, except pursuant to existing Contracts (other than transactions in the ordinary course of business consistent with past practice);

                        (h) (A) make or rescind any material tax election with respect to any of ARCap, the Fund Entities or any of their respective Subsidiaries, (B) change any of its material methods of reporting income or deductions for Tax purposes, (C) compromise any Tax liability of any of ARCap, the Fund Entities or any of their respective Subsidiaries that is material to ARCap, the Fund Entities or any of their respective Subsidiaries or (D) issue a waiver to extend the period of limitations for the payment or assessment of any Tax;

                        (i) (A) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except for obligations of ARCap, the Fund Entities and their respective Subsidiaries incurred in the ordinary course of business and consistent with past practice; (B) make any loans, advances or capital contributions to or investments in any other Person (other than to ARCap, the Fund Entities or any of their respective Subsidiaries pursuant to existing contracts or in connection with any servicing activity or business conducted in the ordinary course); (C) pledge or otherwise encumber the equity interests of any of ARCap REIT, the Fund Entities or any of their respective

          Subsidiaries; or (D) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Encumbrance thereupon, except in the ordinary course of business consistent with past practice;

                        (j) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by ARCap, the Fund Entities or any of their respective Subsidiaries;

                        (k) pay accounts payable or collect accounts receivable other than in the ordinary course of business consistent with past practice;

                        (l) fail to meet all capital calls with respect to any commitment it has made to its Subsidiaries; or

                        (m) fail to confer with Marc D. Schnitzer concerning operational matters that are outside the ordinary course of business.

          7.2 Filings with Governmental Authorities.
              -------------------------------------

                        (a) ARCap and Purchasers shall, if required, promptly cause to be filed (i) with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form pursuant to the HSR Act, required for the transactions contemplated hereby. ARCap and Purchasers shall, as promptly as practicable, use its reasonable best efforts to comply with any request for additional information and documents pursuant to the HSR Act. ARCap, on the one hand, and Purchasers, on the other hand, shall notify the other as promptly as practicable of any communication made by or on behalf of such party to, or received from, the FTC or the DOJ and shall furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing, submission or other act that is necessary or advisable under the HSR Act. ARCap, on the one hand, and Purchasers, on the other hand, shall keep each other timely apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC or the DOJ, and shall, as promptly as practicable, use its reasonable best efforts to comply with any such inquiry or request. Each of ARCap and Purchasers shall give prior notice and consult prior to any meeting such party has with the FTC or the DOJ with respect to the filings of such party under the HSR Act or any review by any of the foregoing agencies, and shall give the other party the opportunity to attend and participate in such meetings.

                        (b) The parties hereto shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any material Contract is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and

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          conditions of this Agreement and the Confidentiality Agreement (as defined in Section 7.4 of this Agreement), in taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and timely seek to obtain any such actions, consents, approvals or waivers.

           7.3 Consents. Except as contemplated in Section 7.2 of this Agreement, CharterMac and Purchasers, on the one hand, and ARCap and ARCap REIT, on the other hand, shall each use their reasonable efforts to obtain all consents and authorizations required to consummate the transactions contemplated by this Agreement, including obtaining the consents and authorizations and making the filings referred to in Sections 4.1, 5.1 and
    6.3 of this Agreement; provided, however, that neither CharterMac and Purchasers, on the one hand, nor ARCap and ARCap REIT, on the other hand, will be obligated to pay any consideration therefor to any Person from whom consent or authorization is requested, except as otherwise required under existing Contracts.

           7.4 Confidentiality. Each of CharterMac, Purchasers and ARCap acknowledge that the information being provided or made available to it by the other party and their respective Subsidiaries or Affiliates (or their respective agents or representatives) is subject to the terms of a confidentiality agreement dated April 11, 2006, between ARCap and CharterMac (the "Confidentiality Agreement"), attached hereto as Exhibit N and the terms of which are incorporated herein by reference. Sellers Representative and each Seller severally, but not jointly, acknowledge that information being provided or made available to it by CharterMac and Purchasers (or its respective agents or representatives) is subject to the terms of the Confidentiality Agreement.

           7.5 Publicity. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement will be issued, if at all, at such time and in such manner as ARCap and CharterMac jointly determine. Unless consented to by CharterMac in advance or (subject to reasonable prior notice to, and consultation with, CharterMac) required by Law, prior to the Closing, Sellers and ARCap shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person, other than to their respective directors, officers, employees, agents and advisors. Unless consented to by ARCap in advance or (subject in each case to reasonable prior notice to, and consultation with, ARCap) required by Law or any listing agreement with a securities exchange, prior to the Closing, CharterMac and Purchasers shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person, other than to their respective directors, officers, employees, agents and advisors. ARCap and CharterMac will use reasonable efforts to consult with each other concerning the means by which the employees, customers, and suppliers and others having dealings with ARCap will be informed of the transactions contemplated by this Agreement, and CharterMac will have the right to be present for any such communication.

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          7.6 Books and Records.
              -----------------

                        (a) As soon as is reasonably practicable after the Closing, ARCap will make available to Purchasers all properties, books, records, Contracts, information and any other documents relating to the business of ARCap, the Fund Entities and their respective Subsidiaries that are not already in the possession or control of ARCap, the Fund Entities or any of their respective Subsidiaries.

                        (b) ARCap and Purchasers agree that each of them will preserve and keep the records held by it relating to the business of ARCap, the Fund Entities and their respective Subsidiaries for the longer of (i) a period of five (5) years from the Closing Date or (ii) such period as is required under any Final Fund Documents or related side letters; provided, however, that prior to disposing of any such records in accordance with such policies, the applicable party shall provide written notice to the other party of its intent to dispose of such records and shall provide such other party the opportunity to take ownership and possession of such records (at such other party's sole expense) within 30 days after such notice is delivered. If such other party does not confirm its intention in writing to take ownership and possession of such records within such 30-day period, the party who possesses the records may proceed with the disposition of such records. ARCap and Purchasers shall make such records available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against, or governmental investigations of ARCap or Purchasers or any of their respective Affiliates or in order to enable ARCap or Purchasers to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby.

           7.7 Further Action. Sellers (to the extent required of each of them hereunder), ARCap, CharterMac and Purchasers shall use their respective best efforts to (i) take, or cause to be taken, all actions (within their respective control) necessary or appropriate to consummate the transactions contemplated by this Agreement, and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement including, but not limited to, the conditions set forth in Article 8.

           7.8 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses except as otherwise expressly provided herein and subject to any rights of any party arising from a breach of this Agreement by another party.

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          7.9 Notification of Certain Matters. Each party shall give prompt notice to the other of the following:


                        (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which is reasonably expected to cause or constitute an inaccuracy in or a breach of any of each party's representations and warranties as of the date of this Agreement, or if such party becomes aware of the occurrence or nonoccurrence after the date of this Agreement of any event that would reasonably be expected to cause or constitute an inaccuracy in or a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence, nonoccurrence or discovery of such event, then the occurrence or nonoccurrence of any such event;

                        (b) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which is reasonably expected to cause any inaccuracy in or breach of any covenant in this Article 7 or of the occurrence or nonoccurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely; and

                        (c) the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by any party or any of its respective Subsidiaries from any Governmental Authority or other third party with respect to this Agreement or the transactions contemplated hereby.

          7.10 Employee Matters and Employee Benefit Plans.
               -------------------------------------------

                        (a) Purchaser 2 acknowledges and agrees that the Companies and their ERISA Affiliates shall be solely responsible for all liabilities arising out of or related to any Plans (including, without limitation, liabilities attributable to periods prior to the Closing); provided, however, that ARCap shall be solely responsible to pay the Phantom Unit Amount, and in connection therewith (i) ARCap Sellers jointly, but not severally, hereby assume the obligation of ARCap set forth in the foregoing clause (i), jointly agree to pay to ARCap, at the Closing, the Phantom Unit Amount in satisfaction of such assumption and direct Sellers Representative to pay to ARCap REIT, upon receipt of such funds from Purchaser 2, the full Phantom Unit Amount, (ii) ARCap and ARCap REIT represent, warrant and agree that payment of the Phantom Unit Amount to the participants under the Phantom Unit Plans shall be satisfied by payment by ARCap REIT at Closing of (Y) the Phantom Unit Amount (less the Phantom Escrow Cash) to such participants and (Z) the Phantom Escrow Cash to the Escrow Agent, in accordance with Sections 2.3(a)(vii) and 2.3(a)(viii), respectively, and (iii) ARCap REIT shall terminate, as of the Closing Date, the Phantom Unit Plans so that after payment by ARCap REIT of the Phantom Unit Amount, the Phantom Unit Plans and the interests of the participants thereunder have no further legal force and effect from and after the Closing (other than with respect to such participants' residual interest in the Phantom Escrow Cash).

                        (b) Section 7.10(b) of the Disclosure Schedule lists all employees of ARCap REIT whose employment shall continue following the Closing, and all such employees shall hereinafter be referred to as "Continuing Employees." Except as otherwise provided in this Agreement, from and after the Closing, CharterMac shall cause Purchaser 2 and/or ARCap REIT to provide to the Continuing Employees employee benefits, substantially the same, in the aggregate, as those, if any, provided to similarly situated employees of CharterMac and its Subsidiaries. From and after the Closing, Continuing Employees shall, to the extent permitted under the terms of such plans and by applicable Law, receive full credit for all purposes under any employee benefit plan (which, in CharterMac's discretion, may be a continuation of the Plans set forth in Section 4.12(a) of the Disclosure Schedule) maintained by CharterMac, including, without limitation, for purposes of determining eligibility and vesting levels, but not for the actual accrual of benefits, for their service prior to the Closing with ARCap REIT, full credit for deductibles and co-payments, annual limits and lifetime limits under the welfare plans of CharterMac, in all cases to the extent such Continuing Employees would have received such credit under a corresponding Plan (and in all cases except to the extent that such credit would result in the duplication of benefits), and all preexisting conditions, limitations and waiting periods to which any such Continuing Employees are subject shall be waived under the welfare plans of CharterMac; provided, however, that, except as required under applicable Law, CharterMac shall not be obligated to extend the foregoing benefits to any Continuing Employee who is a party to (i) any employment agreement with any of ARCap, the Fund Entities or their respective Subsidiaries that continues in effect after the Closing, to the extent that such employment agreement already provides for such foregoing benefits, or
          (ii) any agreement with CharterMac for the provision of compensation or benefits to the employee from and after the Closing. Except as expressly provided in this Agreement, nothing in this Section 7.10 or elsewhere in this Agreement will require CharterMac, Purchaser 2 or ARCap REIT to provide any particular form of employee benefit or to establish or maintain any particular type or form of employee benefit plan, or preclude CharterMac, Purchaser 2 or ARCap REIT from amending or terminating in its discretion any Plan or, following the Closing, terminate the employment of any Continuing Employee.

                        (c) In accordance with ARCap REIT's regular payroll schedule, ARCap REIT has paid and will continue to pay all compensation and benefits due to each employee and former employee of ARCap, the Fund Entities or any of their respective Subsidiaries through the Closing Date.

          7.11 Insurance Matters.
               -----------------

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


                        (a) ARCap shall use reasonable efforts to keep, or cause to be kept, all insurance policies presently maintained relating to the businesses of ARCap, the Fund Entities and their respective Subsidiaries and their properties, or replacements therefor, in full force and effect through the Closing Date. Following the Closing, Purchasers shall, or shall cause ARCap, the Fund Entities or any of their respective Subsidiaries (as applicable), to pursue, at the request and on behalf of Sellers and their respective Subsidiaries (other than ARCap, the Fund Entities and their respective Subsidiaries), any claims made by Sellers or their respective Subsidiaries (other than ARCap, the Fund Entities and their respective Subsidiaries) prior to the Closing under any such policies retained by ARCap, the Fund Entities or any of their respective Subsidiaries following the Closing.

                        (b) From and after the Effective Time, subject to applicable Law, CharterMac shall, or shall cause ARCap or ARCap REIT to indemnify and hold harmless all past and present officers and directors of ARCap and all of its Subsidiaries to the same extent and in the same manner such persons are entitled to be indemnified as of the date of this Agreement by ARCap or any of its Subsidiaries pursuant to any limited liability company operating agreement and by-laws of ARCap or any of its Subsidiaries, for acts or omissions occurring at or prior to the Effective Time.

                        (c) From and after the Effective Time, CharterMac shall, or shall cause ARCap or ARCap REIT to provide, at the sole cost and expense of CharterMac, for an aggregate period of not less than six
          (6) years from the Effective Time, the current directors and officers of ARCap and its Subsidiaries an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O/E&O Insurance") that is substantially similar to ARCap's existing directors and officers and errors and omissions policies. In addition, ARCap may, with the consent of CharterMac and at the sole cost and expense of CharterMac (or, if at the cost or expense of ARCap or ARCap REIT, such cost or expense to be credited to ARCap in calculating the Closing Working Capital Amount), purchase a six (6)-year "tail" prepaid policy of D&O/E&O Insurance prior to the Effective Time on terms and conditions substantially similar to the ARCap's existing policy.

          7.12 Access and Information. Between the date of this Agreement and the Closing Date, upon reasonable notice from CharterMac, ARCap will, and will cause ARCap, the Fund Entities and their respective Subsidiaries to (a) afford CharterMac and its representatives reasonable access during normal business hours (to the extent such access does not unduly interfere with normal operations of ARCap and its Subsidiaries) to each of ARCap, the Fund Entities and their respective Subsidiaries' personnel, properties, Contracts, books and records, and other documents and data (b) furnish or make available to CharterMac and its representatives with copies of all such Contracts, books and records, and other existing documents and data as CharterMac may reasonably request, and (c) furnish or make available to CharterMac and its representatives with such additional financial, operating and other data and information as CharterMac may reasonably request.

          7.13 CharterMac Appointments. CharterMac shall take such action as is necessary to appoint, effective immediately following the Closing, (i) Leonard W. Cotton to CharterMac's Board of Trustees (ii) Leonard W. Cotton to the office of Vice Chairman of CharterMac's Board of Trustees and (iii) Leonard W. Cotton and James L. Duggins to CharterMac's Strategic Planning Committee.

          7.14 AMAC Appointments. CharterMac shall recommend to the board of trustees of AMAC that AMAC take such action as is necessary to, effective immediately following the Closing:

                        (a) increase the size of the Board of Trustees of AMAC to nine members; and

                        (b) appoint (i) James L. Duggins to the office of Chief Executive Officer of AMAC, (ii) Harry Levine, Marc D. Schnitzer and James L. Duggins to AMAC's Board of Trustees and (iii) Marc D. Schnitzer to the office of Chairman of AMAC's Board of Trustees.

          7.15 ARCap REIT Advisory Committee; ARCap REIT Appointments. ARCap REIT shall take such action as is necessary to, effective immediately following the Closing:

                        (a) constitute an executive committee (the "Advisory Committee");

                        (b) appoint (i) Leonard W. Cotton to the office of Chairman of ARCap REIT's Board of Directors and (ii) James L. Duggins to the office of Chief Executive Officer of ARCap REIT;

                        (c) appoint Leonard W. Cotton, James L. Duggins, Paul Smyth, Steve R. Inman, Marc D. Schnitzer, Alan P. Hirmes, Daryl J. Carter, Donald Meyer and Robert Levy to ARCap REIT's Board of Directors; and

                        (d) appoint Leonard W. Cotton, James L. Duggins, Marc D. Schnitzer, Daryl J. Carter, Harry Levine, George Jahn and Tim Riddiough to ARCap REIT's Advisory Committee.

          7.16 Preparation of Financial Statements. Between the date of this Agreement and the Closing Date, ARCap will, and will cause the Fund Entities and their respective Subsidiaries to, cooperate and use their reasonable efforts to prepare, at the sole cost and expense of CharterMac, any audited and unaudited financial statements of ARCap, the Fund Entities and their respective Subsidiaries that CharterMac notifies ARCap are required to be filed by CharterMac with the Securities and Exchange Commission in connection with the transactions contemplated by this Agreement and to obtain from ARCap's certified public

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


    accountants any required consent to the inclusion of their certifying audit report in any such filings.

          7.17 Balance Sheet Assets. Between the date of this Agreement and the Closing Date, ARCap will not, and will cause the Fund Entities and their respective Subsidiaries not to, take any action which alters in any material respect the composition of the assets of ARCap reflected on the balance sheet (attached hereto as Exhibit O) in such a manner so as to require the filing of a notification and report form pursuant to the HSR Act; provided, however, that Section 7.1 of the Disclosure Schedule sets forth the actions expected to be taken by ARCap, the Fund Entities and their respective Subsidiaries prior to the Closing Date which will alter the composition of the assets of ARCap reflected on such balance sheet and CharterMac and Purchasers hereby consent to the actions set forth on Section 7.1 of the Disclosure Schedule and agree that such actions shall not alter in any material respect the composition of the assets of ARCap reflected on the balance sheet (attached hereto as Exhibit O) in such a manner so as to require the filing of a notification and report form pursuant to the HSR Act.

          7.18 Specially Serviced Loan Schedule. Between the date of this Agreement and the Closing Date, ARCap shall promptly notify CharterMac of any material change to the list of Specially Serviced Loans set forth in
    Section 4.29 of the Disclosure Schedule.

                                   ARTICLE 8

                               CLOSING CONDITIONS

          8.1 Conditions to Obligations of Sellers and Purchasers. The respective obligations of each Seller, on the one hand, and Purchasers, on the other hand, to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver (in the sole discretion of each Seller, on the one hand, and Purchasers, on the other hand), on or prior to the Closing Date, of each of the following conditions:

                        (a) there shall not be in effect any Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                        (b) any required waiting periods (including any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have terminated or expired and any required clearances, approvals or confirmations of the transactions contemplated by this Agreement shall have been obtained pursuant to any other foreign merger control or foreign investment clearances required by Law to be obtained before Closing shall have been received; and

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


                        (c) the Closing Working Capital Amount shall have been agreed upon between ARCap and CharterMac or otherwise determined in accordance with the procedures set forth in Section 2.4(b).

          8.2 Additional Conditions to Obligations of Purchasers. The obligation of Purchasers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchasers in whole or in part in their sole discretion):

                        (a) Except for the representations and warranties set forth in Section 8.2(b) below, all of the representations and warranties of Sellers and ARCap contained in this Agreement (considered collectively), and each of such representations and warranties (considered individually) shall be true and accurate in all material respects (provided that any representation or warranty of Sellers or ARCap contained herein that is subject to a materiality, Material Adverse Effect or similar qualification shall be true and accurate in all respects after giving effect to any such qualification) both as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date.

                        (b) Each of Sellers' and ARCap's representations and warranties in Sections 3.3 (Ownership), 4.4 (Capitalization), 4.5 (Financial Statements; Projections), 4.6 (Taxes), 4.19 (Investment Company; Investment Advisor), 4.20 (Offering Memoranda), 4.21 (Fund Reports), 4.22 (REIT), 4.26 (Partnership Treatment), 4.27 (Registration), 4.29 (Serviced Loan Schedule), 4.30 (ERISA), 4.31 (Disclosure) and 5.4 (Ownership) shall be true and accurate in all respects both as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), with the same force and effect as if made on and as of the Closing Date.

                        (c) All of the covenants and obligations that Sellers and ARCap are required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date (considered collectively), and each of such covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                        (d) There must not have been made or threatened any claim by any Person (other than an ARCap Seller with respect to a Seller Unit to be sold or exchanged pursuant to this Agreement) asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, (X) any of the Companies or (Y) any of the Fund Entities or any of their respective Subsidiaries which is held or beneficially owned by any of the Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Seller Units or ASI.

                        (e) The consent or approval of the Persons whose consent or approval shall be required in connection with the transactions contemplated under this Agreement under any Contract of ARCap, the Fund Entities and their respective Subsidiaries (as set forth in Section 4.1(b) of the Disclosure Schedule) shall have been obtained.

                        (f) Each document required to be delivered pursuant to Sections 2.3(a) through 2.3(d) must have been delivered.

                        (g) Sellers Representative shall have executed and delivered the Escrow Agreement and the Escrow Agreement shall be in full force and effect.

                        (h) The holders of Exchange Units shall have executed and delivered the Amended LLC Agreement.

                        (i) The holders of Exchange Units shall have executed and delivered the Registration Rights Agreement.

                        (j) The holders of Exchange Units shall have executed and delivered the Exchange Rights Agreement.

                        (k) The form and substance of all instruments and documents required to be delivered pursuant to this Agreement by Sellers shall be reasonably satisfactory in all respects to Purchasers.

          8.3 Additional Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Sellers in whole or in part in their sole discretion):

                        (a) (i) Except for the representations and warranties set forth in the following clause (ii), all of the representations and warranties of CharterMac and Purchasers contained in this Agreement (considered collectively) and each of such representations and warranties (considered individually) shall be true and accurate in all material respects (provided that any representation or warranty of CharterMac and Purchasers contained herein that is subject to a materiality, Material Adverse Effect or similar qualification shall be true and accurate in all respects after giving effect to any such qualification), and (ii) each of the representations and warranties of CharterMac and Purchasers set forth in Section 6.8 (Restricted Common Shares), and 6.9 (SEC Documents; Financial Statements) shall be true and accurate in all respects, in each case of clauses (i) and (ii) both as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date.

                        (b) All of the covenants and obligations that CharterMac and Purchasers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                        (c) The consent or approval of the Persons whose consent or approval shall be required in connection with the transactions contemplated under this Agreement under any Contract of CharterMac, the Purchasers, ARCap, the Fund Entities and their respective Subsidiaries shall have been obtained.

                        (d) Each of the documents required to be delivered pursuant to Sections 2.3(e) through 2.3(g) must have been delivered.

                        (e) Purchasers must have paid the Basic Purchase Price and the ARCap Transaction Costs required to be paid pursuant to Sections 2.3(e) and 2.3(f)

                        (f) CharterMac must have delivered to the Continuing Employees the Restricted Common Shares in the amounts set forth in
          Schedule VI pursuant to Section 2.3(g).

                        (g) Purchasers shall have executed and delivered the Escrow Agreement and the Escrow Agreement shall be in full force and effect.

                        (h) Purchaser 2 shall have executed and delivered the Amended LLC Agreement.

                        (i) Purchaser 2 and CharterMac shall have executed and delivered the Registration Rights Agreement.

                        (j) Purchaser 2 and CharterMac shall have executed and delivered the Exchange Rights Agreement.

                        (k) CharterMac shall have delivered evidence satisfactory to ARCap of its compliance with Sections 7.11(b) and (c).

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                                   ARTICLE 9

                               CERTAIN TAX MATTERS

          9.1 Tax Returns. Except as otherwise provided in Section 9.2 of this
    Agreement:

                        (a) ARCap shall prepare and file or cause to be prepared and filed when due all Tax Returns that are required to be filed by or with respect to ARCap, the Fund Entities and their respective Subsidiaries on or before the Closing Date, and ARCap shall remit or cause to be remitted all Taxes shown due on such Tax Returns; and

                        (b) Purchasers shall prepare and file or cause to be prepared and filed when due all Tax Returns that are required to be filed by or with respect to ARCap, the Fund Entities and their respective Subsidiaries after the Closing Date (other than Tax Returns with respect to periods for which a consolidated, unitary or combined Tax Return of Sellers (or any Subsidiary of any Seller other than ARCap, the Fund Entities or any of their respective Subsidiaries) will include any of ARCap, the Fund Entities or their respective Subsidiaries), and Purchasers shall remit or cause to be remitted any Taxes due in respect of such Tax Returns except those Tax Returns for which the due date for filing (without regard to extensions) is after the Closing Date but which covers a period prior to the Closing Date ("Carryover Returns"). With respect to such Carryover Returns, Purchasers shall prepare or cause to be prepared draft Tax Returns and submit such drafts to Sellers Representative no later than fifteen
          (15) days prior to the due date of such Carryover Returns. If the parties agree with such proposed Tax Returns, Purchasers shall cause any of ARCap, the Fund Entities or any of their respective Subsidiaries, as applicable, to timely file, with extensions, such Tax Returns, with the date of such filings to be determined by Purchasers in good faith, with no intent to delay the expiration of the Survival Period. If the parties disagree, after good faith diligent negotiation, Purchasers shall timely file, with extensions, such Tax Return as proposed by Purchasers and immediately following such filing, the parties will engage a nationally recognized independent accounting firm to mediate the dispute, with costs being shared equally. Sellers shall pay to the Purchasers the Sellers' Portion of the Taxes due with respect to the Carryover Returns attributable to the portion of the period up to and including the Closing Date no later than three (3) days prior to the due date of such payment, determined pursuant to the last two sentences of Section 9.2; provided, that Sellers shall not be responsible for, and shall not be required to pay, any Taxes to the extent that such Taxes do not exceed the accrued liability for Taxes taken into account in determining the Working Capital Amount under Section 2.4.

                        (c) The parties agree and acknowledge that for income tax purposes ARCap shall be treated as technically terminating under
          Section 708(b)(1)(B) of the Code. Subject and pursuant to the last two

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          sentences of Section 9.2, all items of income, gain, loss, deduction or other tax items of ARCap for periods ending on or prior to the Closing Date shall be allocated pursuant to the LLC Agreement and all items of income, gain, loss, deduction or other tax items of ARCap for periods beginning after the Closing Date shall be allocated to Purchaser 2 and the holders of the Special Common Interests in accordance with the Amended LLC Agreement.

                        (d) For purposes of reporting compensation income and calculating the applicable income and employment tax withholding with respect to the Phantom Unit Amount deposited pursuant to the Escrow Agreement, such amount shall be treated as paid or received by the participants under the Phantom Unit Plans at the time such amounts, if any, are actually paid to such participants by ARCap REIT with proceeds received by the Escrow Agent from the Escrow Agreement. In addition, ARCap, Purchaser 2 and the holders of the Exchange Units shall not treat the conversion of the Exchange Units into Special Common Interests, with the corresponding exchange rights, as a taxable event for income tax purposes.

          9.2 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains Tax triggered by the sale of the Seller Units and any other Tax imposed in other states or subdivisions), shall be paid by the applicable Seller when due, and such Seller will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. With respect to other taxes imposed with respect to a taxable period that starts before and ends after the Closing Date, an allocation shall be made of such tax liabilities between Sellers and Purchaser. In making such allocation, taxes related to income of any of ARCap, the Fund Entities or any of their respective Subsidiaries shall be allocated based in a closing-of-the-books method, property and similar taxes shall be allocated based on a proration of time in the taxable period elapsed prior to the Closing Date, and transaction and similar taxes shall be allocated based on when the particular taxable transaction occurs in relation to the Closing Date.

                                   ARTICLE 10

                                   TERMINATION

          10.1 Termination. This Agreement may be terminated at any time before the Effective Time as follows:

                        (a) by mutual written consent of Sellers Representative and Purchasers;

                        (b) by Sellers Representative or Purchasers on or after September 30, 2006 if the Closing shall not have occurred by the close of

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          business on such date, provided that the terminating party is not then in default in any material respect of any of its covenants or other obligations hereunder;

                        (c) by Sellers Representative or Purchasers if there shall be in effect a final nonappealable Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby (but only if such terminating party shall have complied with its obligations under this Agreement);

                        (d) by Purchasers if there shall have been a breach in any material respect of any of the covenants, obligations or agreements on the part of ARCap or Sellers set forth in this Agreement or a breach of any of the representations and warranties of ARCap or Sellers that would cause the conditions precedent set forth in Section
          8.2 of this Agreement not to be satisfied, in each case which has not been cured within 30 days after receipt of notice of such breach; and

                        (e) by Sellers Representative if there shall have been a breach in any material respect of any of the covenants, obligations or agreements on the part of CharterMac or Purchasers set forth in this Agreement or a breach of any of the representations and warranties of CharterMac or Purchasers that would cause the conditions precedent set forth in Section 8.3 of this Agreement not to be satisfied, in each case which has not been cured within 30 days after receipt of notice of such breach.

           10.2 Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this Article 10, this Agreement (other than as set forth in Section 7.4, Section 7.8 and Article 12 of this Agreement) shall become void and of no effect with no liability on the part of any party hereto (or any of its Affiliates or representatives); provided, however, no such termination shall relieve any party hereto from any liability for damages resulting from any willful or intentional breach of this Agreement; provided further, that if this Agreement is terminated by Purchasers pursuant to Section 10.1(d), or by Sellers Representative pursuant to Section 10.1(e), CharterMac and the Purchasers, on the one hand, or Sellers Representative and each Seller, on the other hand, as applicable, shall be entitled to receive from ARCap (in the case of a termination by the Purchasers) or CharterMac (in the case of a termination by Sellers Representative), as applicable, reimbursement of the reasonable fees and expenses of the terminating party's financial advisors and attorneys incurred by the terminating party in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, provided that in no event shall the aggregate amount of the fees and expenses of CharterMac and the Purchasers, on the one hand, or Sellers Representative and each Seller, on the other hand, as applicable, paid by ARCap or CharterMac, as applicable, under this
    Section 10.2 exceed $750,000.

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                                   ARTICLE 11

                        SURVIVAL; ESCROW; INDEMNIFICATION

           11.1 Survival Limitation. All of the representations and warranties in this Agreement, the Disclosure Schedule, any ARCap Closing Certificate or any CharterMac Closing Certificate, and all covenants, agreements and obligations relating to taxes, shall survive the Closing and shall expire, and thereafter no longer be of legal force and effect, at the earlier of (a) 11:59 p.m. EDT on October 15, 2007 and (b) the date upon which the latest income Tax Return including any part of fiscal year 2006 is filed by, or caused to be filed by CharterMac with respect to, ARCap, the Fund Entities or any of their respective Subsidiaries (the "Survival Period"); provided, however, that all such representations, warranties, covenants, agreements and obligations regarding Taxes of ARCap, the Fund Entities or any of their respective Subsidiaries with respect to matters arising from or related to ARCap CMBS Fund REIT, Inc. shall survive until (i) with respect to the 2003 Taxable year, April 15, 2007, unless the Statute of Limitations with respect to ARCap CMBS Fund REIT, Inc. is extended by agreement with a Taxing Authority prior to such date, and (ii) with respect to the 2004 Taxable year, April 15, 2008, unless the Statute of Limitations with respect to ARCap CMBS Fund REIT, Inc. is extended by agreement with a Taxing Authority prior to such date, and in the case of such an extension of the Statute of Limitations with respect to either 2003 or 2004, such Survival Period shall extend until the closing of such taxable year by final resolution with all Taxing Authorities with respect to such entity; and, provided further, that if, at any time prior to such expiration of the representations and warranties, any indemnified party delivers to any indemnifying party a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by any indemnifying party (and setting forth in reasonable detail the basis for such indemnified party's belief that such an inaccuracy or breach may exist) and asserting a Claim for recovery under Sections 11.2 or 11.3 based on such alleged inaccuracy or breach, then the representation or warranty underlying the Claim asserted in such notice shall continue to survive (solely with respect to the alleged inaccuracy or breach and to no other fact, event, occurrence, circumstance or condition) until such time as such Claim is fully and finally resolved. All of the covenants, agreements and obligations (other than those related to taxes, which are addressed above) of the parties contained in this Agreement, the Disclosure Schedule, any ARCap Closing Certificate or any CharterMac Closing Certificate to the extent performed as of the Closing shall survive until the Closing, and all other covenants, agreements and obligations shall survive until they have been fully performed.

           11.2 Indemnification by ARCap Sellers.
                --------------------------------

                        (a) From and after the Effective Time (but subject to Sections 11.1 and 11.6), each ARCap Seller, jointly and severally, will indemnify and hold harmless each Purchasers Indemnitee from and against, and shall compensate, reimburse and pay for, Sellers' Portion of any Damages

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          (excluding Damages arising out of liabilities reflected as such on the
          Closing Balance Sheet or otherwise taken into account when calculating the Working Capital Amount) which are directly or indirectly suffered or incurred by any Purchasers Indemnitee or to which any Purchasers Indemnitee may otherwise become subject (regardless of whether or not such Damages relate to any Third-Party Claim) and which arise from or as a result of, or are directly or indirectly connected with:

                        (i) any inaccuracy in, breach or alleged breach of any representation or warranty set forth in Articles 4 and 5 of this Agreement, or, to the extent they relate to the subject matter of the representations and warranties contained in Articles 4 and 5, the Disclosure Schedule, or any ARCap Closing Certificate delivered by ARCap or ARCap REIT; provided that any inaccuracy in, breach or alleged breach of any such representation or warranty shall be determined without regard as to any materiality qualifier therein (provided that any Claim attributable to any such inaccuracy or breach must exceed $50,000); and provided further that any inaccuracy or breach of the representations and warranties contained in Sections 4.5(g), 4.6, 4.21(b) and
4.22 shall be determined without regard to any statements or information set forth on Sections 4.5(g), 4.6, 4.21(b) or 4.22 of the Disclosure Schedule;

                        (ii) any breach or alleged breach of any covenant or obligation of ARCap (including the covenants set forth in Article 7 other than Section 7.2);

                        (iii) (A) any Tax due by any of ARCap or any of its Subsidiaries attributable to a period or portion thereof prior to or ending on the Closing Date pursuant to Article 9, and (B) with respect to the Fund Entities or their respective Subsidiaries, the proportionate share of Tax of any such entity allocated to ARCap REIT or its Subsidiaries or any claim by a Fund Entity against ARCap or any of its Subsidiaries for indemnification arising out of or related to a Tax issue attributable to a period prior to or ending on the Closing Date; and

                        (iv) any claim by any Person for any brokerage or finder's fee or agent's commission, or the like, alleged to have been made by such Person with any of ARCap Sellers or ARCap, the Fund Entities or any of their respective Subsidiaries (or any Person acting on their behalf) in connection with the transaction contemplated by this Agreement.

                        (b) From and after the Effective Time (but subject to Sections 11.1 and 11.6), each ARCap Seller, severally and not jointly, will indemnify and hold harmless each Purchasers Indemnitee from and against, and shall compensate, reimburse and pay for any Damages which are directly or indirectly suffered or incurred by any Purchasers Indemnitee or to which any Purchasers Indemnitee may otherwise become subject (regardless of whether or not such Damages relate to any Third-Party Claim) and which arise from or as a result of, or are directly or indirectly connected with:

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


                        (i) any inaccuracy in, breach or alleged breach of any representation or warranty of such ARCap Seller set forth in Article 3 of this Agreement, or, to the extent they relate to the subject of the representations and warranties contained in Article 3, such portions of the Disclosure Schedule provided in writing to ARCap by such ARCap Seller for inclusion in the Disclosure Schedule with respect to matters covered by Article 3 of this Agreement, or any ARCap Closing Certificate delivered by such ARCap Seller; provided that any inaccuracy in, breach or alleged breach of any such representation or warranty shall be determined without regard as to any materiality qualifier therein; and

                        (ii) any breach or alleged breach of any covenant or obligation of Sellers (including the covenants set forth in Article 7).

           11.3 Indemnification by Purchasers. From and after the Effective Time (but subject to Section 11.1(a)), CharterMac and Purchasers, severally and jointly, will indemnify and hold harmless each Sellers Indemnitee from and against, and shall compensate, reimburse and pay for, any Damages which are directly or indirectly suffered or incurred by any Sellers Indemnitee or to which any Sellers Indemnitee may otherwise become subject (regardless of whether or not such Damages relate to any Third-Party Claim) and which arise from or as a result of, or are directly or indirectly connected with:

                        (a) any inaccuracy in, breach or alleged breach of any representation or warranty set forth in Article 6 of this Agreement, or any other document, certificate, schedule or instrument delivered or executed by CharterMac or Purchasers in connection with this Agreement; provided that any inaccuracy in, breach or alleged breach of any such representation or warranty shall be determined without regard as to any materiality qualifier therein;

                        (b) any breach or alleged breach of any covenant or obligation of CharterMac or Purchasers (including the covenants set forth in Article 7);

                        (c) any claim by any Person for any brokerage or finder's fee or agent's commission, or the like, alleged to have been made by such Person with any of CharterMac or the Purchasers (or any Person acting on their behalf) in connection with the transaction contemplated by this Agreement; and

                        (d) for the ownership and operation of ARCap, the Fund Entities or any of their respective Subsidiaries on and after the Closing Date.

          11.4 Defense of Third-Party Claims.
               -----------------------------

                        (a) In the event of the assertion or commencement of any Third-Party Claim with respect to which any indemnified party may be entitled to indemnification or any other remedy pursuant to this
          Article 11, such indemnified party shall promptly give Purchasers or Sellers Representative, as

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


          applicable, written notice of such Third-Party Claim; provided, however, that any failure on the part of such indemnified party to so notify Purchasers or Sellers Representative, as applicable, shall not limit any of such indemnified party's rights to indemnification under this Article 11 (except to the extent such failure materially prejudices the defense of such Third-Party Claim).

                        (b) Within ten days of delivery of such written notice, Purchasers or Sellers Representative, as applicable, may elect (by written notice delivered to the other), at the sole cost and expense of CharterMac or Sellers, as applicable, to take all necessary steps properly to contest any Third-Party Claim or to prosecute such Third-Party Claim to conclusion or, subject to Section 11.4(c), settle such Third-Party Claim. If Purchasers or Sellers Representative, as applicable, makes the foregoing election, an indemnified party will have the right to participate at its own expense in all proceedings. If Purchasers or Sellers Representative, as applicable, does not make such election within such period or fails to diligently contest such Third-Party Claim after such election, then the indemnified party shall be free to handle the prosecution or defense of any such Third-Party Claim, and will take all necessary steps to contest the Third-Party Claim or to prosecute such Third-Party Claim to conclusion or settlement, and will notify Purchasers or Sellers Representative, as applicable, of the progress of any such Third-Party Claim, will permit Purchasers or Sellers Representative, as applicable, at the sole cost and expense of CharterMac or Sellers, as applicable, to participate in such prosecution or defense and will provide Purchasers or Sellers Representative, as applicable, with reasonable access to all relevant information and documentation relating to the Third-Party Claim and the prosecution or defense thereof. Notwithstanding the foregoing, Purchasers shall control the defense and settlement of any Third-Party Claim with respect to Taxes.

                        (c) Neither Purchasers nor Sellers Representative will compromise or settle any such Third-Party Claim without the written consent of either Purchasers (if Sellers Representative defends the Third-Party Claim) or Sellers Representative (if Purchasers or any Purchasers Indemnitee defends the Third-Party Claim). Notwithstanding anything in this Agreement to the contrary, any indemnified party may withhold its consent to any settlement that does not include a full general release of all the claims against such indemnified party from all parties to the litigation or that requires such indemnified party or any of its Affiliates to perform any covenant or refrain from engaging in any activity.

                        (d) If Sellers Representative elects, by written notice delivered to CharterMac within ten days following the delivery of written notice of any Third-Party Claim, to assume the defense of such Third-Party Claim, Sellers Representative shall be entitled to direct the Escrow Agent to release from the Escrow Amount the reasonable costs and expenses of such defense incurred by Sellers Representative. Such reimbursements shall occur in accordance with the terms of the Escrow Agreement.

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          11.5 Exercise of Remedies; Tax Treatment.
               -----------------------------------

                        (a) No Purchasers Indemnitee (other than Purchasers or any successor thereto or assign thereof) shall be permitted to assert any Claim or exercise any other remedy under this Agreement unless Purchasers (or any successor thereto or assign thereof) shall have consented to the assertion of such Claim or the exercise of such other remedy.

                        (b) The parties shall report any indemnification payment made pursuant to this Article 11 as a purchase price adjustment unless otherwise required by applicable Law.

          11.6 Exclusive Remedy; Limitations; Threshold Amount.
               -----------------------------------------------

                        (a) Purchasers, ARCap and Sellers each acknowledge that Sellers' Portion of Damages suffered by Purchasers Indemnitees, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the total consideration Purchasers would have agreed to pay in connection with the purchase of the Seller Units and the ASI Stock. Resort to the Escrow Amount shall be the sole and exclusive remedy of CharterMac, Purchasers and each Purchasers Indemnitee for any Damages under this Agreement; provided, however, nothing in this Agreement shall limit the indemnification obligations of any indemnifying party with respect to Damages which arise from the fraud, willful or criminal misconduct of such indemnifying party.

                        (b) The maximum liability of an individual ARCap Seller for Damages shall be only that portion of the Purchaser 2 Escrow Cash and/or the Escrow Shares which would otherwise become distributable to such ARCap Seller if no Claim were made by a Purchaser Indemnitee and that are held pursuant to the Escrow Agreement, and no other amounts shall be available to Purchasers for reimbursement of any Damages payable from such ARCap Seller, other than the Phantom Escrow Cash.

                        (c) With respect to Damages arising solely out of a Claim made pursuant to Section 11.2(b), resort to the Escrow Amount shall be made solely against the applicable ARCap Seller's portion of the Escrow Amount. With respect to all other Damages, resort to the Escrow Amount shall be made against the entire Escrow Amount.

                        (d) ARCap Sellers and Purchasers acknowledge and agree that an indemnifying party will have no liability (for indemnification or otherwise) until (i) in the case of Damages to ARCap Sellers, the total of all such Damages, and (ii) in the case of Damages to Purchasers, the total of Sellers' Portion of all Damages, in each case with respect to such matters exceeds $1,000,000 (the "Threshold Amount"), and then such indemnifying party will be liable only to the extent such Damages (or, as applicable, Sellers'

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


          Portion thereof) exceed the initial $1,000,000; provided, however, that the Threshold Amount shall not apply to any Claim (i) made against any ARCap Seller pursuant to Section 11.2(b), (ii) arising from the fraud, willful or criminal misconduct of any indemnifying party and (iii) regarding Taxes with respect to matters arising from or related to ARCap CMBS Fund REIT, Inc., and further provided, that the amount of any such Claim shall not be included in the determination as to whether the Threshold Amount has been met.

          11.7 Distributions; Voting.
               ---------------------

                        (a) Any Special Common Interests or other equity securities issued or distributed by CharterMac or Purchasers (including shares issued upon a stock split) ("New Shares") in respect of the Escrow Shares that have not been released from the Escrow Amount shall be added to the Escrow Amount and become a part thereof. When and if cash dividends on Escrow Shares in the Escrow Amount shall be declared and paid, they shall not be retained in escrow and shall be immediately paid to the record owners of the Escrow Shares. Such dividends will not become part of the Escrow Amount and will not be available to satisfy Damages. The record owners of the Escrow Shares shall pay any taxes on such dividends.

                        (b) Each record holder of Escrow Shares contributed to the Escrow Amount on behalf of such holder (and on any voting securities added to the Escrow Amount in respect of such Escrow Shares) shall have voting rights with respect to such Escrow Shares and voting securities so long as such Escrow Shares or other voting securities are held in the Escrow Amount. ARCap shall show the Special Common Interests contributed to the Escrow Amount as issued and outstanding on its balance sheet.

          11.8 Indemnification Claim. A Claim may be asserted by any Purchasers Indemnitee in accordance with the terms, conditions and procedures set forth in the Escrow Agreement. A Claim may be asserted by any Sellers Indemnitee by delivery to CharterMac and Purchasers of a written notice of such Claim setting forth (i) the name of such Sellers Indemnitee, (ii) the specific representation, warranty or agreement alleged to have been breached by such Sellers Indemnitee, (iii) a reasonably detailed description of the facts and circumstances giving rise to the alleged breach and (iv) a calculation setting forth the amount of such Claim (or if not ascertainable, a reasonable good faith estimate of the maximum amount thereof).

          11.9 Release of Escrow Amount. The Escrow Amount shall be released in accordance with the terms, conditions and procedures set forth in the Escrow Agreement.

          11.10 Contribution. In no event shall any ARCap Seller have any right to contribution from ARCap, the Fund Entities or any of their respective Subsidiaries with respect to any Claim or Third-Party Claim.

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          11.11 Adjustment for Insurance. Any indemnification amount payable pursuant to this Article 11 shall be net of any amounts actually recovered (after deducting related costs and expenses) by the indemnified party for the Damages for which such indemnification payment is made, under any insurance policy, warranty or indemnity from any third party. CharterMac and Purchasers shall use commercially reasonable efforts to recover maximum amounts available under any insurance policy, warranty or indemnity from any third party prior to making any Claim against the Escrow Amount; provided, however, that the parties acknowledge that if any insurance recovery is insufficient to cover the Damages in full as of the applicable date the Escrow Amount is scheduled to be released in accordance with the terms and conditions of the Escrow Agreement, then Purchasers Indemnitees shall be entitled to be indemnified pursuant to this Article 11 for the amount of such Damages not covered by insurance.

                                   ARTICLE 12

                                  MISCELLANEOUS

          12.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice:

                       (a) if to Sellers Representative or any ARCap Seller:
                                            AI Sellers Representative, L.L.C.
                                            c/o ARCap REIT, Inc.
                                            199 Elm Street
                                            New Canaan, CT 06840
                                            Attention: Leonard Cotton
                                            Telecopy No.: 203-972-2987

                           with a copy to:  Orrick, Herrington & Sutcliffe, LLP
                                            666 Fifth Avenue
                                            New York, NY 10013
                                            Attention: Joseph Maloney, Esq.
                                            Telecopy No.: 212-506-5151

                           with a copy to:  ARCap REIT, Inc.
                                            c/o Updike Kelly and Spellacy, P.C.
                                            One State St.
                                            Hartford, CT 06103
                                            Attention: John D'Amico, Esq.
                                            Telecopy No.: (860) 548-2680

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


                       (b) if to ARCap or ARCap REIT:
                                          ARCap Investors, LLC
                                          5221 North O'Connor Boulevard
                                          Suite  600
                                          Irving,  TX 7503
                                          Attention:  Mr.
                                          James L.  Duggins
                                          Telecopy  No.: 972-868-5490

                          with a copy to: ARCap REIT, Inc.
                                          c/o Updike Kelly and Spellacy, P.C.
                                          One State St.
                                          Hartford, CT 06103
                                          Attention: John D'Amico, Esq.
                                          Telecopy No.: (860) 548-2680

                          with a copy to: Orrick, Herrington & Sutcliffe, LLP
                                          666 Fifth Avenue
                                          New York, NY 10013
                                          Attention: Joseph Maloney, Esq.
                                          Telecopy No.: 212-506-5151

                        (c) if to CharterMac or Purchasers:
                                          CharterMac
                                          625 Madison Avenue
                                          New York, NY 10022
                                          Attention: Marc D. Schnitzer
                                          Telecopy No.: (212) 593-5769

                          with a copy to: Paul, Hastings, Janofsky & Walker LLP
                                          75 East 55th Street
                                          New York, NY 10022
                                          Attention:  Michael L. Zuppone
                                          Telecopy No.: (212) 319-4090

          12.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, Sellers Representative, CharterMac and Purchasers shall negotiate in good faith to modify this Agreement (subject to Section 12.4) so as to effect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

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          12.3 Entire Agreement; No Third-Party Beneficiaries. This Agreement,
    including all exhibits and schedules attached hereto, and the Confidentiality Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement does not, and is not intended to, confer upon any other Person any right, benefit or remedy hereunder, other than any right, benefit or remedy set forth in Sections 7.11(b) and 7.11(c) (which are intended to be for the benefit of the Persons covered thereby).

          12.4 Amendment; Waiver. This Agreement maybe amended only in a writing signed by all parties hereto; provided, however, that each ARCap Seller hereby consents to (and agrees to be bound by) any changes, modifications or supplements to any exhibit, annex, appendix, agreement, instrument, schedule or other document attached to this Agreement to the extent such change, modification or supplement is consented to by Sellers Representative in accordance with Section 12.9(e). Any waiver of rights hereunder must be set forth in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive either party's rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

           12.5 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. Notwithstanding the foregoing, this Agreement shall not be assigned by any party hereto by operation of Law or otherwise without the express written consent of each of the other parties.

           12.6 Disclosure Schedule. The Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed pursuant to the Disclosure Schedule shall not be deemed to be an admission or representation as to the materiality of the item so disclosed. In the event of any inconsistency between the statements in the body of this Agreement and those on the Disclosure Schedule (other than an exception to a representation, warranty or covenant set forth on the Disclosure Schedule, to the extent that such exception is made with respect to a specific section of this Agreement or it is otherwise reasonably apparent, on the face of such disclosure, that such exception also applies to another section of the Disclosure Schedule or another Section of this Agreement) the statements in the body of this Agreement will control.

          12.7 Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of New York without regard to the conflicts of laws provisions thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

          12.8 Dispute Resolution; Mediation; Jurisdiction.
               -------------------------------------------

                        (a) In the event of any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, or the transactions contemplated hereby (a "Dispute"), upon the written notice of either party hereto, the parties hereto shall attempt to negotiate a resolution of the Dispute. If the parties hereto are unable for any reason to resolve a Dispute within 30 days after the receipt of such notice, the Dispute shall be submitted to mediation in accordance with Section 12.8(b) of this Agreement.

                        (b) Any Dispute not resolved pursuant to Section 12.8(a) of this Agreement shall, at the request of either party hereto (a "Mediation Request"), be submitted to non-binding mediation in accordance with the then current International Institute for Conflict Prevention and Resolution Mediation Procedure (the "Procedure"), except as modified herein. The mediation shall be held in New York, New York. The parties shall have 20 days from receipt by a party of a Mediation Request to agree on a mediator. If no mediator has been agreed upon by the parties within 20 days of receipt by a party (or parties) of a Mediation Request, then any party may request (on written notice to the other parties), that the International Institute for Conflict Prevention and Resolution appoint a mediator in accordance with the Procedure. All mediation pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such mediation shall be admissible for any purpose in any subsequent proceedings. No party hereto shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other parties in the mediation proceedings or about the existence, contents or results of the mediation without the prior written consent of such other parties except in the course of a judicial or regulatory proceeding or as may be required by Law or requested by a Governmental Authority or securities exchange. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other parties reasonable written notice of the intended disclosure and afford the other parties a reasonable opportunity to protect its interests. If the Dispute has not been resolved within 60 days of the appointment of a mediator, or within 90 days of receipt by a party of a Mediation Request (whichever occurs sooner), or within such longer period as the parties may agree to in writing, then any party may file an action on the Dispute in any court having jurisdiction in accordance with Section 12.8(c) of this Agreement.

                        (c) Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City and County of the State of New York for any litigation arising out of or relating to this Agreement or the transactions contemplated hereby or any of the other transactions contemplated hereby (and agrees not to commence any litigation relating hereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 12.1 of this Agreement, shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby or any of the other transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America located in the City and County of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any litigation arising out of or relating to this agreement, the transactions contemplated hereby or any of the other transactions contemplated hereby.

          12.9 Sellers Representative.
               ----------------------

                        (a) The ARCap Sellers, by executing this Agreement and approving the transactions contemplated hereby and thereby, hereby irrevocably (i) appoint Sellers Representative as their agent and attorney-in-fact, to execute and deliver the Escrow Agreement, deposit the Escrow Shares with the Escrow Agent, act jointly for and on behalf of the ARCap Sellers in connection with, and to facilitate the consummation of the transactions contemplated by this Agreement and the Escrow Agreement, and (ii) consent to the taking by Sellers Representative of any and all actions and the making of any and all decisions required or permitted to be taken by Sellers Representative under the Escrow Agreement (including, without limitation, the exercise of the power to authorize delivery to Purchasers of the Purchaser 2 Escrow Cash and the Escrow Shares out of the Escrow Account in satisfaction of Claims by any Purchasers Indemnitees). Sellers Representative hereby agrees to negotiate, enter into settlements and compromises of Claims and Third-Party Claims to comply with orders of courts and awards of arbitrators with respect to such Claims and Third-Party Claims, resolve any Claims and Third-Party Claims made pursuant to this Agreement, take all actions necessary in his judgment for the accomplishment of the foregoing, and hereby accepts his appointment as Sellers Representative in connection with, and to facilitate the consummation of the transactions contemplated by this Agreement. Purchasers shall be entitled to deal exclusively with Sellers Representative on all matters relating to this Agreement and the Escrow Agreement, including any Claim or Third-Party Claim made pursuant to Article 11, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of ARCap Sellers by Sellers Representative, and on any other action taken or purported to be taken on behalf of any ARCap Seller by Sellers Representative, as fully binding upon such ARCap Seller.

                        (b) Sellers Representative shall not be liable for any act done or omitted hereunder as Sellers Representative while acting in good faith and in the exercise of reasonable judgment. The ARCap Sellers shall severally indemnify Sellers Representative and hold Sellers Representative harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of Sellers Representative and arising out of or in connection with the acceptance or administration of Sellers Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by Sellers Representative, as set forth in
          Section 12.9(d) below.

                        (c) Sellers Representative shall be entitled to rely upon any order, judgment, certificate, demand, notice, instrument or other writing delivered to him hereunder without being required to investigate the validity, accuracy or content thereof nor shall Sellers Representative be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, Sellers Representative may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by Sellers Representative based on such advice, Sellers Representative shall not be liable to anyone.

                        (d) The reasonable expenses incurred by Sellers Representative while acting on behalf of the ARCap Sellers under the authorization granted in this Section 12.9 shall be payable out of the Escrow Account in accordance with the Escrow Agreement; provided, however, that all payments (other than reimbursements payable pursuant to Section 11.4(d)) to Sellers Representative out of the Escrow Account pursuant to this Section 12.9(d) shall not exceed $50,000, and further provided, that all payments shall be made to Sellers Representative on the dates upon which the Escrow Amount is scheduled to be distributed to ARCap Sellers in accordance with the terms, conditions and procedures set forth in the Escrow Agreement. Sellers Representative shall not be obligated to incur any cost or expense unless such cost or expense has been advanced to Sellers Representative by one or more ARCap Sellers or Sellers Representative is otherwise satisfied, as determined by Sellers Representative in its sole discretion, that funds available for reimbursement thereof shall be available out of the Escrow Amount in accordance with this Section 12.9(d). Sellers Representative shall not be obligated to take any act, whether or not at the direction of one or more ARCap Sellers, unless the conditions in this Section 12.9(d) have been satisfied.

                        (e) Each ARCap Seller hereby consents to any changes, modifications or supplements determined by Sellers Representative to be in the interest of ARCap Sellers as a whole or otherwise required by the terms of this Agreement or necessary in order to effect the transactions contemplated hereby, with respect to the form and substance of any exhibit, annex, appendix, agreement, instrument, schedule or other document attached to this Agreement and required hereunder to be executed, delivered or completed at or prior to the Closing Date; provided, however, that Sellers Representative shall not have the authority to consent to any change, modification or supplement to this Agreement or the Escrow Agreement that (i) reduces the Cash Consideration, (ii) increases the Escrow Amount, (iii) extends any of the dates upon which the Escrow Amount is to be released pursuant to the Escrow Agreement or (iv) would result in an increase in the maximum liability of any individual ARCap Seller for Damages beyond that portion of the Escrow Amount which would otherwise become distributable to such ARCap Seller.

          12.10 Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

          12.11 Counterparts. This Agreement may be executed simultaneously in one or more counterparts (including by facsimile or electronic pdf submission), and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   CHARTERMAC


                                   By:  /s/ Marc D. Schnitzer
                                       -----------------------------------------
                                   Name: Marc D. Schnitzer
                                   Title: Chief Executive Officer and President





                    [Signatures Continued on Following Page]





                 Signature Page to Securities Purchase Agreement

                                   CHARTER MAC CORPORATION


                                   By:  /s/ Marc D. Schnitzer
                                       -----------------------------------------
                                   Name: Marc D. Schnitzer
                                   Title: Chief Executive Officer and President





                    [Signatures Continued on Following Page]





                 Signature Page to Securities Purchase Agreement

                                   CM ARCAP INVESTORS LLC


                                   By:  /s/ Marc D. Schnitzer
                                       -----------------------------------------
                                   Name: Marc D. Schnitzer
                                   Title: Chief Executive Officer and President





                    [Signatures Continued on Following Page]





                 Signature Page to Securities Purchase Agreement

                                   AI SELLERS REPRESENTATIVE, L.L.C.


                                   By:  /s/ Leonard W. Cotton
                                       -----------------------------------------
                                   Name: Leonard W. Cotton
                                   Title: Sole Member





                    [Signatures Continued on Following Page]





                 Signature Page to Securities Purchase Agreement

                                   ARCAP INVESTORS, LLC


                                   By:  /s/ Leonard W. Cotton
                                       -----------------------------------------
                                   Name: Leonard W. Cotton
                                   Title: Chairman



                    [Signatures Continued on Following Page]





                 Signature Page to Securities Purchase Agreement

                                   ARCAP REIT, INC.


                                   By:  /s/ Leonard W. Cotton
                                       -----------------------------------------
                                   Name: Leonard W. Cotton
                                   Title: Chairman





                    [Signatures Continued on Following Page]





                 Signature Page to Securities Purchase Agreement

                                    [SELLERS]


                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title:  _____________________________________





                    [Signatures Continued on Following Page]





                 Signature Page to Securities Purchase Agreement

                                    [SELLERS]


                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title:  ____________________________________





                    [Signatures Continued on Following Page]





                 Signature Page to Securities Purchase Agreement

                                   [SELLERS]


                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title:  _____________________________________





                    [Signatures Continued on Following Page]





                 Signature Page to Securities Purchase Agreement

                                   [SELLERS]


                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title:  _____________________________________









                 Signature Page to Securities Purchase Agreement


                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1                      CERTAIN DEFINITIONS; INTERPRETATION.............2

         1.1      Certain defined terms........................................2

         1.2      Other Interpretive Provisions...............................15

ARTICLE 2                      PURCHASE AND SALE OF ASI STOCK AND SELLER
                                 UNITS........................................16

         2.1      Purchase and Sale of ASI Stock and Seller Units.............16

         2.2      Closing Date................................................19

         2.3      Closing Obligations.........................................19

         2.4      Working Capital Adjustment..................................24

ARTICLE 3                      REPRESENTATIONS AND WARRANTIES OF ARCAP
                                 SELLERS RELATING TO  ARCAP SELLERS...........25

         3.1      Authority...................................................25

         3.2      No Conflict; Government Authorizations......................25

         3.3      Ownership...................................................26

         3.4      Legal Proceedings; Orders...................................26

         3.5      Brokers or Finders..........................................27

         3.6      Investment Intent...........................................27

ARTICLE 4                      REPRESENTATIONS AND WARRANTIES of ARCAP........27

         4.1      No Conflict; Government Authorizations......................27

         4.2      Corporate Status............................................28

         4.3      Authority; Binding Effect...................................28

         4.4      Capitalization..............................................29

         4.5      Financial Statements; Projections...........................30

         4.6      Taxes.......................................................31

         4.7      Intellectual Property.......................................33

         4.8      Information Systems.........................................34

         4.9      Legal Proceedings...........................................35

         4.10     Compliance with Laws; Permits...............................36

         4.11     Environmental and Safety and Health Matters.................38

         4.12     Employee Matters and Benefit Plans..........................38

         4.13     Affiliate Arrangements......................................41

                                                                -i-




         4.14     Finder's Fee................................................41

         4.15     Books and Records...........................................41

         4.16     Other Agreements............................................41

         4.17     No Undisclosed Liabilities..................................41

         4.18     Fund Entities...............................................42

         4.19     Investment Company; Investment Advisor......................42

         4.20     Offering Memoranda..........................................42

         4.21     Fund Reports................................................43

         4.22     REIT........................................................43

         4.23     Contracts; No Defaults......................................44

         4.24     Insurance...................................................45

         4.25     Leases......................................................45

         4.26     Partnership Treatment.......................................46

         4.27     Registration................................................46

         4.28     Servicing...................................................46

         4.29     Serviced Loan Schedule......................................47

         4.30     ERISA.......................................................47

         4.31     Disclosure..................................................47

         4.32     No Material Adverse Change..................................47

         4.33     Intercompany Accounts.......................................48

         4.34     Disclaimer of Other Representations and Warranties..........48

         4.35     Disclosure Schedule.........................................48

ARTICLE 5                      REPRESENTATIONS AND WARRANTIES OF ARCAP
                                 REIT.........................................48

         5.1      No Conflict; Government Authorizations......................48

         5.2      Corporate Status............................................49

         5.3      Authority; Binding Effect...................................49

         5.4      Ownership...................................................49

         5.5      Legal Proceedings; Orders...................................50

         5.6      Brokers or Finders..........................................50

                                                               -ii-




         5.7      Disclosure..................................................50

ARTICLE 6                      REPRESENTATIONS AND WARRANTIES OF
                                 CHARTERMAC AND PURCHASERS....................51

         6.1      Corporate Status............................................51

         6.2      Authority...................................................51

         6.3      No Conflict; Required Filings...............................51

         6.4      Legal Proceedings...........................................52

         6.5      Finder's Fee................................................52

         6.6      No Reliance.................................................52

         6.7      Special Common Interests....................................53

         6.8      Restricted Common Shares....................................53

         6.9      SEC Documents; Financial Statements.........................53

         6.10     Absence of Undisclosed Liabilities..........................54

         6.11     Absence of Certain Changes..................................54

         6.12     Investment Intent...........................................55

ARTICLE 7                      COVENANTS......................................55

         7.1      Interim Operations of the Companies.........................55

         7.2      Filings with Governmental Authorities.......................57

         7.3      Consents....................................................58

         7.4      Confidentiality.............................................58

         7.5      Publicity...................................................58

         7.6      Books and Records...........................................59

         7.7      Further Action..............................................59

         7.8      Expenses....................................................59

         7.9      Notification of Certain Matters.............................60

         7.10     Employee Matters and Employee Benefit Plans.................60

         7.11     Insurance Matters...........................................61

         7.12     Access and Information......................................62

         7.13     CharterMac Appointments.....................................63

         7.14     AMAC Appointments...........................................63

                                                              -iii-




         7.15     ARCap REIT Advisory Committee; ARCap REIT Appointments......63

         7.16     Preparation of Financial Statements.........................63

         7.17     Balance Sheet Assets........................................64

         7.18     Specially Serviced Loan Schedule............................64

ARTICLE 8                      CLOSING CONDITIONS.............................64

         8.1      Conditions to Obligations of Sellers and Purchasers.........64

         8.2      Additional Conditions to Obligations of Purchasers..........65

         8.3      Additional Conditions to Obligations of Sellers.............66

ARTICLE 9                      CERTAIN TAX MATTERS............................68

         9.1      Tax Returns.................................................68

         9.2      Certain Taxes...............................................69

ARTICLE 10                     TERMINATION....................................69

         10.1     Termination.................................................69

         10.2     Effect of Termination and Abandonment.......................70

ARTICLE 11                     SURVIVAL; ESCROW; INDEMNIFICATION..............71

         11.1     Survival Limitation.........................................71

         11.2     Indemnification by ARCap Sellers............................71

         11.3     Indemnification by Purchasers...............................73

         11.4     Defense of Third-Party Claims...............................73

         11.5     Exercise of Remedies; Tax Treatment.........................75

         11.6     Exclusive Remedy; Limitations; Threshold Amount.............75

         11.7     Distributions; Voting.......................................76

         11.8     Indemnification Claim.......................................76

         11.9     Release of Escrow Amount....................................76

         11.10    Contribution................................................76

         11.11    Adjustment for Insurance....................................77

ARTICLE 12                     MISCELLANEOUS..................................77

         12.1     Notices.....................................................77

         12.2     Severability................................................78

         12.3     Entire Agreement; No Third-Party Beneficiaries..............79

                                                               -iv-




         12.4     Amendment; Waiver...........................................79

         12.5     Binding Effect; Assignment..................................79

         12.6     Disclosure Schedule.........................................79

         12.7     Governing Law...............................................79

         12.8     Dispute Resolution; Mediation; Jurisdiction.................80

         12.9     Sellers Representative......................................81

         12.10    Construction................................................83

         12.11    Counterparts................................................83






INDEX OF SCHEDULES
Schedule I        ARCap Investors, LLC Member List
Schedule II       CharterMac Units
Schedule III      Cash Units
Schedule IV       Exchange Units
Schedule V        Non-Cash Consideration
Schedule VI       Restricted Common Shares
Schedule VII      Disclosure Schedule
Schedule VIII     Final Fund Documents

                                                               -v-